DISTRIBUTION AGREEMENT


     This DISTRIBUTION AGREEMENT (this "Distribution Agreement"), dated as of March 15, 2000, is entered into by and among DELTA WOODSIDE INDUSTRIES, INC., a South Carolina corporation ("Delta Woodside"), DH APPAREL COMPANY, INC., a Georgia corporation to be renamed Duck Head Apparel Company, Inc. ("Duck Head"), and DELTA APPAREL, INC., a Georgia corporation ("Delta Apparel").

     WHEREAS, the respective Boards of Directors of Delta Woodside, Duck Head and Delta Apparel have approved the transactions contemplated by this Distribution Agreement, upon the terms and subject to the conditions set forth herein, as being in the best interests of Delta Woodside, Duck Head and Delta Apparel, respectively;

     NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties and agreements contained herein the parties hereto agree as follows:


                                    ARTICLE 1

                               CERTAIN DEFINITIONS

     1.1 Definitions. (a) As used herein, the following terms have the following
         -----------
meanings:

     "Action" means any claim, suit, action, arbitration, inquiry, investigation or other proceeding of any nature (whether criminal, civil, legislative, administrative, regulatory, prosecutorial or otherwise) by or before any arbitrator or Governmental Entity.

     "Affiliate" means, with respect to any Person, any other Person, directly or indirectly, controlling, controlled by, or under common control with, that Person. For the purposes of this definition, the term "control" (including the correlative terms "controlling", "controlled by" and "under common control with") means the direct or indirect possession of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise. For purposes of this Distribution Agreement, no member of one Group shall be treated as an Affiliate of any member of another Group.

     "Business" means the Delta Woodside Business, the Duck Head Business or the Delta Apparel Business, as the context may indicate.

     "Business Day" means any day other than a Saturday, Sunday or one on which banks are authorized or required by law to close in Greenville, South Carolina.

     "Contract" shall mean any note, bond, mortgage, indenture, lease, contract, agreement, obligation, understanding, commitment or other similar arrangement, whether written or oral.

     "Defense Materials" means, with respect to any Group, any and all written or oral information (including, without limitation, any and all (A) written or electronic communications, (B) documents (including electronic versions thereof), (C) factual and legal analyses and memoranda, (D) interview reports and reports of experts, consultants or investigators, (E) meetings in person or by telephone and e-mail or other forms of electronic communication, and (F) records, reports or testimony regarding those communications, documents, memoranda or meetings) (i) within the custody or control, within the meaning of Rule 34 of the Federal Rules of Civil Procedure, of or reasonably accessible by that Group or its Representatives and (ii) directly or indirectly arising out of or relating to, the preparation or litigation of any Action in which Delta Woodside, Duck Head and/or Delta Apparel have a common interest.

     "Delta Apparel Board" means the Board of Directors of Delta Apparel.

     "Delta Apparel Business" means the businesses and operations of the Delta Apparel Group, whether conducted prior to, at or after the Effective Time, which include the manufacturing, marketing and sale of knit apparel.

     "Delta Apparel Common Stock" means the common stock, par value $0.01 per share, of Delta Apparel.

     "Delta Apparel Disclosure Documents" means the Delta Apparel Information Statement, the Delta Apparel Form 10 and each other report or filing made by Delta Apparel under the Securities Act or the Exchange Act [or with the American Stock Exchange] in connection with the matters contemplated by any of the Distribution Documents, in each case as amended or supplemented.

     "Delta Apparel Employees" means those individuals listed on the payroll records of any member of the Delta Apparel Group after the Effective Time, or who are identified as a Delta Apparel Employee on the Delta Apparel Disclosure Schedule, and shall not include individuals who are Delta Woodside Employees or Duck Head Employees.

     "Delta Apparel Employee Group" means all Delta Apparel Employees and Delta Apparel Retirees and their respective beneficiaries.

     "Delta Apparel Form 10" means the registration statement on Form 10 that Delta Apparel has filed with the SEC to register the Delta Apparel Common Stock under the Exchange Act in connection with the Distribution, as that registration statement may be amended from time to time.

     "Delta Apparel Group" means, on and after the Effective Time, Delta Apparel and the Subsidiaries of Delta Apparel, including all predecessors (other than any member of the Delta Woodside Group or any member of the Duck Head Group) and successors to each of those Persons.

     "Delta Apparel Group Liabilities" means, except as otherwise specifically provided in any Distribution Document, all Liabilities, whether arising before, at or after the Effective Time, (i) of or in any way relating, in whole or in part, to any member of the Delta Apparel Group (other than any Liabilities arising primarily from the conduct of or in connection with, in whole or in part, the Delta Woodside Business or the Duck Head Business) or (ii) arising from the conduct of, in connection with or in any way relating to, in whole or in part, the Delta Apparel Business, or the ownership or use of assets or property in connection with the Delta Apparel Business or (iii) arising under Contracts included in the Delta Apparel Assets (including any Liabilities under such Contracts resulting from the consummation of the transactions contemplated by this Distribution Agreement) or (iv) of Delta Apparel arising under any of the Distribution Documents. Notwithstanding the foregoing, "Delta Apparel Group Liabilities" shall exclude (i) all Liabilities for Taxes of any member of the Delta Apparel Group (because the Tax Sharing Agreement will govern those Liabilities) and (ii) all Liabilities for the fees, costs, expenses and transfer taxes (and other similar fees and expenses), or portion thereof, that a specific provision of this Distribution Agreement imposes on Delta Woodside or Duck Head. Without limiting the generality of the foregoing, Delta Apparel Group Liabilities include all liabilities that may arise under or in connection with that certain litigation captioned Scelza et al. v. Caldor, Inc. et al. that is pending in the Supreme Court of the State of New York in New York County, New York.

     "Delta Apparel Information Statement" means the information statement, substantially complying with the disclosure items of Schedule 14C of the Exchange Act, that Delta Apparel will file as an exhibit to the Delta Apparel Form 10 and send to each Delta Woodside Stockholder of record as of the Record Date in connection with the Distribution.

     "Delta Apparel Material Adverse Effect" shall be deemed to occur if the aggregate consequences of all breaches and inaccuracies of covenants and representations of Delta Apparel, when read without any exception or qualification for a Delta Apparel Material Adverse Effect, are reasonably likely to have a material adverse effect on Delta Apparel's ability to consummate the transactions contemplated by this Distribution Agreement or on the business, operations or financial condition of Delta Apparel and its Subsidiaries, Delta Woodside and its Subsidiaries (excluding the Duck Head Group and the Delta Apparel Group) or Duck Head and its Subsidiaries taken as a whole.

     "Delta Apparel Retirees" means those individuals who were employed in the Delta Apparel Business immediately before those individuals' retirement or other termination of employment or who are identified as Delta Apparel Retirees on the Delta Apparel Disclosure Schedule.

     "Delta Apparel Share" means a share of the Delta Apparel Common Stock.

     "Delta Woodside Board" means the Board of Directors of Delta Woodside.

     "Delta Woodside Business" means the businesses and operations of the Delta Woodside Group (but excluding the Delta Apparel Business and the Duck Head Business), whether conducted prior to, at or after the Effective Time, which include the manufacturing, marketing and sale of woven textile products.

     "Delta Woodside Common Stock" means the common stock, par value $0.01 per share, of Delta Woodside.

     "Delta Woodside Disclosure Documents" means each report or filing made by Delta Woodside under the Exchange Act in connection with the matters contemplated by any of the Distribution Documents, any information in the Duck Head Information Statement, the Duck Head Form 10, the Delta Apparel Information Statement or the Delta Apparel Form 10 that is provided by Delta Woodside or its Representatives (other than a matter relating to the Duck Head Group or the Delta Apparel Group) and each other report or filing made by Delta Woodside under the Securities Act or the Exchange Act in connection with the matters contemplated by any of the Distribution Documents, in each case as amended or supplemented.

     "Delta Woodside Employees" means those individuals listed on the payroll records of any member of the Delta Woodside Group after the Effective Time, or who are identified as a Delta Woodside Employee on the Delta Woodside Disclosure Schedule, and shall not include individuals who are Delta Apparel Employees or Duck Head Employees.

     "Delta Woodside Employee Group" means all Delta Woodside Employees and Delta Woodside Retirees and their respective beneficiaries.

     "Delta Woodside Group" means, on and after the Effective Time, Delta Woodside and the Subsidiaries of Delta Woodside, including all predecessors and successors to each of those Persons (other than any member of the Delta Apparel Group or the Duck Head Group).

     "Delta Woodside Group Liabilities" means, except as otherwise specifically provided in any Distribution Document, all Liabilities, whether arising before, at or after the Effective Time, (i) of or in any way relating, in whole or in part, to any member of the Delta Woodside Group (other than any Liabilities arising primarily from the conduct of or in connection with, in whole or in part, the Duck Head Business or the Delta Apparel Business) or (ii) arising from the conduct of, in connection with or in any way relating to, in whole or in part, the Delta Woodside Business, or the ownership or use of assets or property in connection with the Delta Woodside Business or (iii) arising under Contracts under which any of Delta Woodside or any of its Subsidiaries has any Liability and that are not included in the Delta Apparel Assets or the Duck Head Assets (including any Liabilities under such Contracts resulting from the consummation of the transactions contemplated by this Distribution Agreement) or (iv) of Delta Woodside arising under any of the Distribution Documents. Notwithstanding the foregoing, "Delta Woodside Group Liabilities" shall exclude (i) all Liabilities for Taxes of any member of the Delta Woodside Group (because the Tax Sharing Agreement will govern those Liabilities) and (ii) all Liabilities for the fees, costs, expenses and transfer taxes (and other similar fees and expenses), or portion thereof, that a specific provision of this Distribution Agreement imposes on Duck Head or Delta Apparel.

     "Delta Woodside Material Adverse Effect" shall be deemed to occur if the aggregate consequences of all breaches and inaccuracies of covenants and representations of Delta Woodside, when read without any exception or qualification for a Delta Woodside Material Adverse Effect, are reasonably likely to have a material adverse effect on Delta Woodside's ability to consummate the transactions contemplated by this Distribution Agreement or on the business, operations or financial condition of Delta Woodside and its Subsidiaries (excluding the Duck Head Group and the Delta Apparel Group), Duck Head and its Subsidiaries or Delta Apparel and its Subsidiaries, taken as a whole.

     "Delta Woodside Retirees" means those individuals who were employed in the Delta Woodside Business immediately before those individuals' retirement or other termination of employment or who are identified as Delta Woodside Retirees on the Delta Woodside Disclosure Schedule.

     "Delta Woodside Share" means a share of the Delta Woodside Common Stock.

     "Delta Woodside Stockholders" means the holders of the Delta Woodside Common Stock.

     "Distribution" means the distribution by Delta Woodside, pursuant to the terms and subject to the conditions of this Distribution Agreement, of all of the outstanding Duck Head Shares and all of the outstanding Delta Apparel Shares to the Delta Woodside Stockholders of record as of the Record Date.

     "Distribution Agent" means First Union National Bank or its successor.

     "Distribution  Agent Agreement" means an agreement to be entered into prior
to  the  Effective  Time  by  the   Distribution   Agent  with  respect  to  the
Distribution.

     "Distribution Date" means the Business Day on which the Distribution is effected.

     "Distribution Documents" means this Distribution Agreement, the Tax Sharing Agreement, and the exhibits and schedules to those agreements.

     "Duck Head Board" means the Board of Directors of Duck Head.

     "Duck Head Business" means the businesses and operations of the Duck Head Group, whether conducted prior to, at or after the Effective Time, which include the manufacturing, marketing and sale of apparel bearing the Duck Head trademark.

     "Duck Head Common Stock" means the common stock, par value $0.01 per share, of Duck Head.

     "Duck Head Disclosure Documents" means the Duck Head Information Statement, the Duck Head Form 10 and each other report or filing made by Duck Head under the Securities Act or the Exchange Act [or with the American Stock Exchange] in connection with the matters contemplated by any of the Distribution Documents, in each case as amended or supplemented.

     "Duck Head Employees" means those individuals listed on the payroll records of any member of the Duck Head Group after the Effective Time, or who are identified as a Duck Head Employee on the Duck Head Disclosure Schedule, and shall not include individuals who are Delta Woodside Employees or Delta Apparel Employees.

     "Duck Head Employee Group" means all Duck Head Employees and Duck Head Retirees and their respective beneficiaries.

     "Duck Head Form 10" means the registration statement on Form 10 that Duck Head has filed with the SEC to register the Duck Head Common Stock under the Exchange Act in connection with the Distribution, as that registration statement may be amended from time to time.

     "Duck Head Group" means, on and after the Effective Time, Duck Head and the Subsidiaries of Duck Head, including all predecessors (other than any member of the Delta Woodside Group or any member of the Delta Apparel Group) and successors to each of those Persons.

     "Duck Head Group Liabilities" means, except as otherwise specifically provided in any Distribution Document, all Liabilities, whether arising before, at or after the Effective Time, (i) of or in any way relating, in whole or in part, to any member of the Duck Head Group (other than any Liabilities arising primarily from the conduct of or in connection with, in whole or in part, the Delta Woodside Business or the Delta Apparel Business) or (ii) arising from the conduct of, in connection with or in any way relating to, in whole or in part, the Duck Head Business, or the ownership or use of assets or property in connection with the Duck Head Business or (iii) arising under Contracts included in the Duck Head Assets (including any Liabilities under such Contracts resulting from the consummation of the transactions contemplated by this Distribution Agreement) or (iv) of Duck Head arising under any of the Distribution Documents. Notwithstanding the foregoing, "Duck Head Group Liabilities" shall exclude (i) all Liabilities for Taxes of any member of the Duck Head Group (because the Tax Sharing Agreement will govern those Liabilities) and (ii) all Liabilities for the fees, costs, expenses and transfer taxes (and other similar fees and expenses), or portion thereof, that a specific provision of this Distribution Agreement imposes on Delta Woodside or Delta Apparel.

     "Duck  Head  Information   Statement"  means  the  information   statement,
substantially complying with the disclosure items of Schedule 14C of the Exchange Act, that Duck Head will file as an exhibit to the Duck Head Form 10 and send to each Delta Woodside Stockholder of record as of the Record Date in connection with the Distribution.

     "Duck Head Material Adverse Effect" shall be deemed to occur if the aggregate consequences of all breaches and inaccuracies of covenants and representations of Duck Head, when read without any exception or qualification for a Duck Head Material Adverse Effect, are reasonably likely to have a material adverse effect on Duck Head's ability to consummate the transactions contemplated by this Distribution Agreement or on the business, operations or financial condition of Duck Head and its Subsidiaries, Delta Woodside and its Subsidiaries (excluding the Duck Head Group and the Delta Apparel Group) or Delta Apparel and its Subsidiaries taken as a whole.

     "Duck Head Retirees" means those individuals who were employed in the Duck Head Business immediately before those individuals' retirement or other termination of employment or who are identified as Duck Head Retirees on the Duck Head Disclosure Schedule.

     "Duck Head Share" means a share of the Duck Head Common Stock.

     "Effective Time" means the time immediately before the close of business on the Distribution Date.

     "Governmental Entity" means any government or any state, department or other political subdivision thereof, or any governmental body, agency, authority (including, but not limited to, any central bank or taxing authority) or instrumentality (including, but not limited to, any court, tribunal or grand jury) exercising executive, prosecutorial, legislative, judicial, regulatory or administrative functions of or pertaining to government.

     "Group" means, as the context requires, the Delta Woodside Group, the Duck Head Group or the Delta Apparel Group.

     "Knowledge," "best knowledge" or any similar formulation of "knowledge" shall mean the knowledge of Delta Woodside's, Duck Head's or Delta Apparel's respective executive officers with respect to Delta Woodside, Duck Head and Delta Apparel, respectively.

     "Liabilities" means any and all claims, debts, liabilities, assessments, fines, penalties, damages, losses, disgorgements and obligations, of any kind, character or description (whether fixed, absolute, contingent, matured, not matured, liquidated, unliquidated, accrued, not accrued, known, unknown, direct, indirect, derivative or otherwise), whenever and however arising, whether or not the same would be required by generally accepted accounting principles to be reflected in financial statements or disclosed in the notes thereto, including, but not limited to, all costs and expenses relating thereto (including, but not limited to, all expenses of investigation, all attorneys' fees and all out-of-pocket expenses in connection with any Action or threatened Action).

     "Person" means an individual, corporation, limited liability company, limited liability partnership, partnership, association, trust or other entity or organization, including a Governmental Entity.

     "Record Date" means the date determined by the Delta Woodside Board (or by a committee of that board or any other Person acting under authority duly delegated to that committee or Person by the Delta Woodside Board or a committee of that board) as the record date for determining the Delta Woodside Stockholders of record entitled to receive the Distribution.

     "Representatives" means, with respect to any party hereto, such party's directors, officers, employees, agents, consultants, attorneys and advisors.

     "SEC" means the Securities and Exchange Commission.

     "Subsidiary" means, with respect to any Person, any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions are at the time directly or indirectly owned by that Person.

     "Tax" has the meaning assigned to that term in the Tax Sharing Agreement.

     "Tax Sharing Agreement" means the Tax Sharing Agreement to be dated as of the Distribution Date among Delta Woodside, Duck Head and Delta Apparel.

     "Welfare Benefits" means medical, surgical or hospital care or benefits, or benefits in the event of sickness, accident, disability, death or unemployment, or vacation benefits, apprenticeship or other training programs, or day care centers, scholarship funds or prepaid legal services; provided that Welfare Benefits do not include pensions on retirement or death or insurance to provide those pensions.

     (b) Each of the following terms is defined in the Section (or Article) set forth opposite that term:

          Term                                              Section (or Article)
         -------                                                  ----------

         Alchem                                                        2.1
         BNY                                                           4.2
         COBRA Coverage                                                8.8
         Code                                                          4.10
         Consent                                                       4.4
         Damages                                                       14.1
         Delta Apparel 401(k) Plan                                     8.3
         Delta Apparel Assets                                          2.1
         Delta Apparel Benefit Plans                                   6.9
         Delta Apparel Disclosure Schedule                             Article 6
         Delta Apparel Financing                                       2.2
         Delta Apparel Interim Financial Statements                    6.5
         Delta Apparel Obligations                                     2.1
         Delta Apparel Permits                                         6.12
         Delta Apparel Preferred Stock                                 6.2
         Delta Consolidated                                            2.1

         Delta Merchandising                                           2.1
         Delta Mills                                                   2.1
         Delta Mills Credit Agreement                                  4.2
         Delta Woodside 401(k) Plan                                    8.3
         Delta Woodside Benefit Plans                                  4.9
         Delta Woodside Credit Agreement                               4.2
         Delta Woodside Disclosure Schedule                            Article 4
         Delta Woodside Interim Financial Statements                   4.5
         Delta Woodside Permits                                        4.12
         Delta Woodside Preferred Stock                                4.2
         Delta Woodside SEC Reports                                    4.5
         Delta Woodside Stock Options                                  4.2
         DHAC                                                          2.1
         Duck Head 401(k) Plan                                         8.3
         Duck Head Assets                                              2.1
         Duck Head Benefit Plans                                       5.9
         Duck Head Disclosure Schedule                                 Article 5
         Duck Head Financing                                           2.2
         Duck Head Interim Financial Statements                        5.5
         Duck Head Obligations                                         2.1
         Duck Head Permits                                             5.12
         Duck Head Preferred Stock                                     5.2
         Environmental Law                                             4.16
         ERISA                                                         4.9
         Exchange Act                                                  4.4
         GAAP                                                          4.5
         GECC                                                          4.2
         Hazardous Substance                                           4.16
         Intercompany Reorganization                                   2.1
         IRS                                                           4.10
         Lien                                                          4.4
         New Delta Woodside Financing                                  9.7
         Permitted Acquisition Proposal                                9.6
         Rainsford Plant Purchase                                      2.1
         Securities Act                                                4.4
         Violation                                                     4.4
         WARN Act                                                      8.11

                                    ARTICLE 2

                          PRE-DISTRIBUTION TRANSACTIONS

     2.1  Effectuation  of  Intercompany  Reorganization.   No  later  than  the
     ---  ------------  --  ------------  ---------------
Effective Time, Delta Woodside, Duck Head and Delta Apparel shall have caused, to the extent within their respective powers, the following (collectively, the "Intercompany Reorganization") to have been effected:

     (a) Delta Woodside shall contribute, as contributions to capital, all net debt amounts owed to it by each of Delta Consolidated Corporation ("Delta Consolidated"), Delta Merchandising, Inc. ("Delta Merchandising"), Duck Head Apparel Company, Inc. ("DHAC") and International Apparel Marketing Corporation ("IAMC") to Delta Consolidated, Delta Merchandising, DHAC and IAMC, respectively.

     (b) Alchem Capital Corporation ("Alchem") shall transfer, as a contribution to capital, to DHAC all of the outstanding capital stock of Delta Consolidated and Delta Merchandising.

     (c) DHAC and Delta Woodside shall transfer, or cause to be transferred, as a contribution to capital, to Delta Consolidated all of the outstanding capital stock of Delta Apparel Honduras, S.A. that is beneficially owned by DHAC, Delta Woodside and Alchem. Delta Apparel Honduras, S.A. shall redeem the portion of its capital stock beneficially owned by Cargud, S.A.

     (d) Delta Woodside shall cause title to all assets used in the operation of the Delta Apparel Company division of various subsidiaries of Delta Woodside and all assets that pertain to such operation or to such assets (collectively, the "Delta Apparel Assets"), other than any intellectual property assets owned by Alchem that are part of the Delta Apparel Assets and the Rainsford Plant located in Edgefield, SC, to be transferred to Delta Consolidated. In order to accomplish this, among other matters, DHAC shall transfer to Delta Consolidated, as a contribution to capital, all assets owned by DHAC that are part of the Delta Apparel Assets.

     (e) DHAC shall transfer, as a contribution to capital, to Delta Apparel all of the outstanding capital stock of Delta Consolidated.

     (f) Delta Consolidated shall merge with and into Delta Apparel, with Delta Apparel to be the surviving corporation in the merger.

     (g) Delta Mills, Inc. ("Delta Mills") shall sell to Delta Apparel, and Delta Apparel shall purchase from Delta Mills, the Rainsford Plant, located in Edgefield, SC, for a purchase price equal to the book value of the purchased assets, which Delta Woodside and Delta Apparel believe equals the fair market value of those assets (the "Rainsford Plant Purchase").

     (h) Delta Apparel (either directly or through Delta Consolidated) shall assume all of the Liabilities of the Delta Apparel Company division of various subsidiaries of Delta Woodside (the

"Delta Apparel Obligations"), and shall cause all holders of indebtedness for borrowed money that are part of the Delta Apparel Obligations and all lessors of leases that are part of the Delta Apparel Obligations to release all obligors (other than any member of the Delta Apparel Group) of such indebtedness and under such leases and to release all related liens covering the property of any Person other than a member of the Delta Apparel Group (except where Delta Woodside or Duck Head, as applicable, consents to not being released from the obligations).

     (i) Delta Woodside shall cause those individuals who are employed by the Delta Apparel Company division of various subsidiaries of Delta Woodside to become employees of Delta Apparel, Delta Apparel shall assume the accrued employee benefits of such employees and Delta Woodside shall cause the account balance of each such employee in any and all of Delta Woodside's employee benefit plans (other than the Delta Woodside Stock Option Plan and the Delta Woodside Incentive Stock Award Plan) to be transferred to a comparable employee benefit plan of Delta Apparel.

     (j) DHAC shall transfer, as a contribution to capital, to Duck Head all of the outstanding capital stock of Delta Merchandising and Cargud, S.A.

     (k) Delta Woodside shall cause title to all assets used in the operation of the Duck Head Apparel Company division of various subsidiaries of Delta Woodside and all assets that pertain to such operation or to such assets (collectively, the "Duck Head Assets"), other than the intellectual property assets owned by Alchem that are part of the Duck Head Assets and the Distribution Facility, located in Winder, GA, that is part of the Duck Head Assets, to be transferred to Duck Head. In order to accomplish this, among other matters, DHAC shall transfer to Duck Head, as a contribution to capital, all assets owned by DHAC that are part of the Duck Head Assets.

     (l) Duck Head shall assume all of the Liabilities of the Duck Head Apparel Company division of various subsidiaries of Delta Woodside (the "Duck Head Obligations"), and shall cause all holders of indebtedness for borrowed money that are part of the Duck Head Obligations and all lessors of leases that are part of the Duck Head Obligations to release all obligors (other than any member of the Duck Head Group) of such indebtedness and under such leases and to release all related liens covering the property of any Person other than a member of the Duck Head Group (except where Delta Woodside or Delta Apparel, as applicable, consents to not being released from the obligations).

     (m) Delta Woodside shall cause those individuals who are employed by the Duck Head Apparel Company division of various subsidiaries of Delta Woodside to become employees of Duck Head, Duck Head shall assume the accrued employee benefits of such employees and Delta Woodside shall cause the account balance of each such employee in any and all of Delta Woodside's employee benefit plans (other than the Delta Woodside Stock Option Plan and the Delta Woodside Incentive Stock Award Plan) to be transferred to a comparable employee benefit plan of Duck Head.

     (n) Delta Woodside shall cause all holders of indebtedness for borrowed money that are not part of the Duck Head Obligations or the Delta Apparel Obligations and all lessors of leases that are not part of the Duck Head Obligations or the Delta Apparel Obligations to release all obligors (other than any member of the Delta Woodside Group) of such indebtedness and under such leases and to release all related liens covering the property of any Person other than a member of the Delta Woodside Group (except where Duck Head or Delta Apparel, as the case may be, consents to not being released from the obligations).

     (o) Delta Apparel shall transfer to Duck Head all of the sales operation assets of Delta Apparel that, immediately prior to the merger described in paragraph (f) above, were those of the Duck Head Apparel division of Delta Consolidated, and Duck Head shall assume all of Delta Apparel's obligations relating to such assets and the business of Delta Apparel that, immediately prior to the merger described in paragraph (f) above, was the business of the Duck Head Apparel division of Delta Consolidated, in exchange for a purchase price equal to the fair market value of the purchased assets (less the assumed liabilities).

     (p) DHAC and IAMC shall merge with and into Alchem, with Alchem to be the surviving corporation in the merger.

     (q) Alchem shall transfer to Delta Apparel, as a contribution to capital, all intellectual property assets, if any, owned by Alchem that are part of the Delta Apparel Assets.

     (r) Alchem shall transfer to Duck Head, as a contribution to capital, all intellectual property assets owned by Alchem that are part of the Duck Head Assets.

     (s) Alchem shall merge with and into Delta Woodside, with Delta Woodside to be the surviving corporation in the merger.

     (t) Delta Woodside shall transfer to Duck Head, as a contribution to capital, the Distribution Facility, located in Winder, GA, that is part of the Duck Head Assets.

     (u) Duck Head shall be renamed "Duck Head Apparel Company, Inc."

     2.2 Duck Head Financing and Delta Apparel Financing.
     ----------------------------------------------------

     (a) Prior to the Effective Time, Duck Head shall have obtained credit facilities (the "Duck Head Financing") that Duck Head believes will be sufficient to satisfy its reasonably anticipated working capital needs.

     (b) Prior to the Effective Time, Delta Apparel shall have obtained credit facilities (the "Delta Apparel Financing") that Delta Apparel believes will be sufficient to pay the purchase price in the Rainsford Plant Purchase and to satisfy Delta Apparel's reasonably anticipated working capital needs.

                                    ARTICLE 3

                                THE DISTRIBUTION

     3.1 Cooperation Before the Distribution.
     ----------------------------------------

     (a) Duck Head.
         ---------

          (i) Delta Woodside and Duck Head have prepared, and Duck Head has filed with the SEC, the Duck Head Form 10, which includes as an exhibit the Duck Head Information Statement. The Duck Head Information Statement sets forth disclosure concerning Duck Head and the Distribution. Delta Woodside and Duck Head shall use all commercially reasonable efforts to cause the Duck Head Form 10 (together with the Duck Head Information Statement attached as an exhibit) to become effective under the Exchange Act as soon as practicable. After the Duck Head Form 10 (together with the Duck Head Information Statement attached as an exhibit) has become effective, Delta Woodside shall mail the Duck Head Information Statement as promptly as practicable to the Delta Woodside Stockholders of record as of the Record Date.

          (ii) As promptly as practicable, Duck Head shall prepare, file and pursue an application to permit the listing of shares of the Duck Head Common Stock on [the American Stock Exchange].

     (b) Delta Apparel.
         -------------

          (i) Delta Woodside and Delta Apparel have prepared, and Delta Apparel has filed with the SEC, the Delta Apparel Form 10, which includes as an exhibit the Delta Apparel Information Statement. The Delta Apparel Information Statement sets forth disclosure concerning Delta Apparel and the Distribution. Delta Woodside and Delta Apparel shall use all commercially reasonable efforts to cause the Delta Apparel Form 10 (together with the Delta Apparel Information Statement attached as an exhibit) to become effective under the Exchange Act as soon as practicable. After the Delta Apparel Form 10 (together with the Delta Apparel Information Statement attached as an exhibit) has become effective, Delta Woodside shall mail the Delta Apparel Information Statement as promptly as practicable to the Delta Woodside Stockholders of record as of the Record Date.

          (ii) As promptly as practicable, Delta Apparel shall prepare, file and pursue an application to permit the listing of shares of the Delta Apparel Common Stock on [the American Stock Exchange].

     (c) Plans.  Delta Woodside,  Duck Head and Delta Apparel shall cooperate in
         -----
preparing and filing with the SEC and causing to become effective any registration statements or amendments thereto that are necessary or appropriate to reflect the establishment of or amendments to any employee benefit and other plans contemplated by the Distribution Documents.

     (d) Blue Sky Laws.  Delta Woodside,  Duck Head and Delta Apparel shall take
         -------------
all actions as may be necessary or appropriate under the securities or blue sky laws of states or other political subdivisions of the United States in connection with the transactions contemplated by the Distribution Documents.

     3.2 Delta  Woodside Board Action.  The Delta  Woodside Board shall,  in its
         ----------------------------
discretion, establish (or delegate authority to establish) the Record Date and the Distribution Date and any appropriate procedures in connection with the Distribution.

     3.3 The  Distribution.  Subject  to the terms and  conditions  set forth or
         -----------------
described in this Distribution Agreement, (i) on or before the Distribution Date, Delta Woodside shall deliver or cause to be delivered to the Distribution Agent for the benefit of the Delta Woodside Stockholders of record on the Record Date, a stock certificate or certificates, endorsed by Delta Woodside in blank, representing all of the then outstanding shares of Duck Head Common Stock, (ii) on or before the Distribution Date, Delta Woodside shall deliver or cause to be delivered to the Distribution Agent for the benefit of the Delta Woodside Stockholders of record on the Record Date, a stock certificate or certificates, endorsed by Delta Woodside in blank, representing all of the then outstanding shares of Delta Apparel Common Stock, (iii) the Distribution shall be effective as of the Effective Time, (iv) Delta Woodside and Duck Head shall instruct the Distribution Agent to distribute to, or make book-entry credits for, on or as soon as practicable after the Distribution Date, each Delta Woodside Stockholder of record as of the Record Date one Duck Head Share for every ten Delta Woodside Shares so held (subject to Section 3.5), and (v) Delta Woodside and Delta
Apparel shall instruct the Distribution Agent to distribute to, or make book-entry credits for, on or as soon as practicable after the Distribution Date, each Delta Woodside Stockholder of record as of the Record Date one Delta Apparel Share for every ten Delta Woodside Shares so held (subject to Section 3.5). Duck Head agrees to (x) provide all certificates for Duck Head Shares that Delta Woodside shall require (after giving effect to Sections 3.4 and 3.5) in order to effect the Distribution and (y) take all necessary actions to adopt a stock transfer and registration system for Duck Head effective as of the Distribution Date. Delta Apparel agrees to (x) provide all certificates for Delta Apparel Shares that Delta Woodside shall require (after giving effect to Sections 3.4 and 3.5) in order to effect the Distribution and (y) take all necessary actions to adopt a stock transfer and registration system for Delta Apparel effective as of the Distribution Date.

     3.4 Stock Dividends.
         ---------------

     (a) Duck Head. On or before the Distribution Date, Duck Head shall issue to
         ---------
Delta Woodside as a stock dividend the number of additional shares of Duck Head Common Stock that, together with the shares of Duck Head Common Stock already held by Delta Woodside, will provide Delta Woodside with the number of shares of Duck Head Common Stock that is required to effect the Distribution, as certified by the Distribution Agent.

     (b) Delta Apparel.  On or before the Distribution Date, Delta Apparel shall
         -------------
issue to Delta Woodside as a stock dividend the number of additional shares of Delta Apparel Common Stock that, together with the shares of Delta Apparel Common Stock already held by Delta Woodside, will provide Delta Woodside with the number of shares of Delta Apparel Common Stock that is required to effect the Distribution, as certified by the Distribution Agent.

     3.5 Fractional  Shares.  No certificate  or scrip  representing  fractional
         ------------------
shares of Duck Head Common Stock or Delta Apparel Common Stock will be issued in the Distribution. In lieu of any such fractional share, each holder of Delta Woodside Shares who otherwise would be entitled to a fractional share of Duck Head Common Stock or Delta Apparel Common Stock shall be entitled to receive promptly from the Distribution Agent a cash payment, without any interest, representing such holder's proportionate interest in the net proceeds from the sale or sales by the Distribution Agent on behalf of all such holders of the aggregate fractional shares of Duck Head Common Stock and Delta Apparel Common Stock, as applicable, pursuant to this Section 3.5 and the terms of the Distribution Agent Agreement, after making appropriate deductions of the amount required, if any, to be withheld for United States federal income tax purposes. The Distribution Agent shall determine, in its sole discretion, when, how, through which broker-dealer and at what price such sale(s) shall be made. All cash in lieu of fractional Duck Head Shares or fractional Delta Apparel Shares to be paid pursuant to this Section 3.5, if unclaimed at the first anniversary of the Effective Time, shall be released and paid by the Distribution Agent to Duck Head (in the case of the sale of fractional Duck Head Shares) and Delta Apparel (in the case of the sale of fractional Delta Apparel Shares), after which time persons entitled thereto may look, subject to applicable escheat and other similar laws, only to the Duck Head or Delta Apparel, respectively, for payment thereof. Delta Woodside, Duck Head and Delta Apparel will instruct the Distribution Agent to do the following, as soon as practicable (subject to the provisions set forth above) after the Effective Time: (a) to determine the number of whole shares and fractional shares of Duck Head Common Stock and Delta Apparel Common Stock allocable to each Delta Woodside Stockholder of record as of the Record Date who, as a result of the Distribution, would own a fractional share of Duck Head Common Stock or Delta Apparel Common Stock, as applicable,
(b) to aggregate all fractional shares of Duck Head Common Stock and all fractional shares of Delta Apparel Common Stock held by those holders, and (c) to sell the whole shares attributable to the aggregate of those fractional shares, in one or more open market transactions, in each case at the then prevailing market prices, and to cause to be distributed to each such holder, in lieu of any fractional share, without interest, that holder's ratable share of the proceeds of that sale, after making appropriate deductions of the amount required, if any, to be withheld for United States federal income tax purposes.


                                    ARTICLE 4

                REPRESENTATIONS AND WARRANTIES OF DELTA WOODSIDE

     Delta Woodside represents and warrants to Duck Head and Delta Apparel that, except as disclosed in the Delta Woodside Disclosure Schedule that has been delivered to Duck Head and

Delta Apparel prior to the execution of this Distribution Agreement (the "Delta Woodside Disclosure Schedule") or as contemplated by this Distribution Agreement, as of immediately prior to the Effective Time the following will be true and accurate:

     4.1  Organization.   Delta  Woodside is a  corporation  duly  organized and
          ------------
validly existing under the laws of the State of South Carolina.

     4.2  Capitalization.  (a) The  authorized  capital stock of Delta  Woodside
          ---------------
consists of 50,000,000 shares of Delta Woodside Common Stock and 10,000,000 shares of Preferred Stock, $250,000,000 maximum par value per share (the "Delta Woodside Preferred Stock"). As of the date hereof, 23,307,645 shares of Delta Woodside Common Stock and no shares of Delta Woodside Preferred Stock are issued and outstanding, and all such issued and outstanding shares of Delta Woodside Common Stock were validly issued and are fully paid and nonassessable. As of the date hereof, except for stock options to acquire an aggregate of 363,818 shares of Delta Woodside Common Stock (collectively, the "Delta Woodside Stock Options"), and except as contemplated by this Distribution Agreement, there are no options, warrants, calls or other rights, agreements or commitments currently outstanding obligating Delta Woodside to issue, deliver or sell shares of its capital stock, or obligating Delta Woodside to grant, extend or enter into any such option, warrant, call or other such right, agreement or commitment.

     (b) All the outstanding shares of capital stock of each of Alchem, Delta Consolidated, Delta Merchandising and DHAC are validly issued, fully paid and nonassessable and are owned by Delta Woodside or by a wholly-owned Subsidiary of Delta Woodside, free and clear of any Liens (other than Liens on the capital stock of certain Subsidiaries of Delta Woodside granted in favor of General Electric Capital Corporation ("GECC") in connection with the Credit Agreement to which GECC, Delta Woodside and various Subsidiaries of Delta Woodside are parties (the "Delta Woodside Credit Agreement") or granted in favor of BNY Financial Corporation ("BNY"), as Collateral Agent, in connection with the Credit Agreement to which Delta Mills, BNY and Bank of America, N.A., as Administrative Agent, are parties (the "Delta Mills Credit Agreement")). All of the outstanding shares of capital stock of each of Duck Head and Delta Apparel are owned by Delta Woodside, free and clear of any Liens (other than Liens granted in favor of GECC in connection with the Delta Woodside Credit Agreement, which will be released prior to the Effective Time). There are no existing options, warrants, calls or other rights, agreements or commitments of any character relating to the sale, issuance or voting of any shares of the issued or unissued capital stock of any of Alchem, Delta Consolidated, Delta Merchandising or DHAC that have been issued, granted or entered into by Delta Woodside or any of its Subsidiaries.

     4.3 Authority Relative to this Distribution  Agreement.  Delta Woodside has
         --------------------------------------------------
the necessary corporate power and authority to execute and deliver this Distribution Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Distribution Agreement and the consummation of the transactions contemplated hereby by Delta Woodside have been duly and validly authorized and approved by Delta Woodside's Board of Directors and no other corporate proceedings on the part of Delta Woodside are necessary to authorize or approve this

Distribution Agreement or to consummate the transactions contemplated hereby. This Distribution Agreement has been duly executed and delivered by Delta Woodside, and, assuming the due authorization, execution and delivery by Duck Head and Delta Apparel, constitutes the valid and binding obligation of Delta Woodside enforceable against Delta Woodside in accordance with its terms except as such enforceability may be limited by general principles of equity or principles applicable to creditors' rights generally.

     4.4 No Conflicts,  Required Filings and Consents. (a) None of the execution
         --------------------------------------------
and delivery of this Distribution Agreement by Delta Woodside, the consummation by Delta Woodside of the transactions contemplated hereby or compliance by Delta Woodside with any of the provisions hereof will (i) conflict with or violate the Articles of Incorporation or By-laws of Delta Woodside or the comparable organizational documents of any of Alchem, Delta Consolidated, Delta Merchandising or DHAC, (ii) subject to receipt or filing of the required
Consents (as defined herein) referred to in Section 4.4(b), conflict with or violate any statute, ordinance, rule, regulation, order, judgment or decree applicable to Delta Woodside or any of Delta Woodside's Subsidiaries (other than a member of the Duck Head Group or a member of the Delta Apparel Group), or by which any of them or any of their respective properties or assets may be bound or affected, or (iii) subject to receipt or filing of the required Consents referred to in Section 4.4(b), result in a violation or breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of any lien, charge, security interest, pledge, or encumbrance of any kind or nature (any of the foregoing being a "Lien") on any of the property or assets of Delta Woodside or any of Delta Woodside's Subsidiaries (other than a member of the Duck Head Group or a member of the Delta Apparel Group) (any of the foregoing referred to in clause (ii) or this clause (iii) being a "Violation") pursuant to, any note, bond, mortgage, indenture, Contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Delta Woodside or any of Delta Woodside's Subsidiaries (other than a member of the Duck Head Group or a member of the Delta Apparel Group) is a party or by which Delta Woodside or any of Delta Woodside's Subsidiaries (other than a member of the Duck Head Group or a member of the Delta Apparel Group) or any of their respective properties may be bound or affected, except in the case of the foregoing clause (ii) or (iii) for any such Violations that would not have a Delta Woodside Material Adverse Effect.

     (b) None of the execution and delivery of this Distribution Agreement by Delta Woodside, the consummation by Delta Woodside of the transactions contemplated hereby or compliance by Delta Woodside with any of the provisions hereof will require any consent, waiver, license, approval, authorization, order or permit of, or registration or filing with or notification to (any of the foregoing being a "Consent"), any Governmental Entity, except for (i) compliance with any applicable requirements of the Securities Act of 1933, as amended (the "Securities Act"), (ii) compliance with any applicable requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (iii) certain state takeover, securities, "blue sky" and environmental statutes, (iv) such filings as may be required in connection with the taxes described in Section
15.12 (b), and (v) Consents the failure of which to obtain or make would not have a Delta Woodside Material Adverse Effect.

     4.5 Reports and Financial Statements. (a) Delta Woodside has filed with the
         --------------------------------
SEC all forms, reports, schedules, registration statements and definitive proxy statements (the "Delta Woodside SEC Reports") required to be filed by it with the SEC since July 3, 1999, including without limitation those required to be filed in connection with the Distribution. As of their respective dates, the Delta Woodside SEC Reports complied as to form in all material respects with the requirements of the Exchange Act or the Securities Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Delta Woodside SEC Reports. As of their respective dates, the Delta Woodside SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     (b) The consolidated balance sheets as of July 3, 1999 and June 27, 1998 and the related consolidated statements of earnings, stockholders' equity and cash flows for each of the three years in the period ended July 3, 1999 (including the related notes and schedules thereto) of Delta Woodside contained in the Form 10-K of Delta Woodside for the year ended July 3, 1999 present fairly, in all material respects, the consolidated financial position and the consolidated results of operations and cash flows of Delta Woodside and its consolidated subsidiaries as of the dates or for the periods presented therein in conformity with United States generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved except as otherwise noted therein, including in the related notes.

     (c) The consolidated balance sheets and the related consolidated statements of earnings and cash flows (including, in each case, the related notes thereto) of Delta Woodside contained in the Form 10-Q of Delta Woodside for the quarterly period ended January 1, 2000 (the "Delta Woodside Interim Financial Statements") have been prepared in accordance with the requirements for interim financial statements contained in Regulation S-X, which do not require all the information and footnotes necessary for a fair presentation of financial position, results of operations and cash flows in conformity with GAAP. The Delta Woodside Interim Financial Statements reflect all adjustments necessary to present fairly in accordance with GAAP (except as indicated), in all material respects, the consolidated financial position, results of operations and cash flows of Delta Woodside for all periods presented therein.

     4.6  Information.  None of the  information  supplied  or to be supplied by
          -----------
Delta Woodside or its Representatives for inclusion or incorporation by reference in the Duck Head Information Statement or the Delta Apparel Information Statement will or did, at the time of their distribution to the Delta Woodside Stockholders as of the Record Date or the time of the effectiveness of the Duck Head Form 10 or the Delta Apparel Form 10 with the
SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

     4.7 Litigation.  Except as disclosed in the Delta Woodside SEC Reports,  as
         ----------
of the date hereof, there is no suit, action or proceeding pending or, to the knowledge of Delta Woodside, threatened against or affecting Delta Woodside or any of its Subsidiaries, nor is there any judgment, decree, injunction or order of any Governmental Entity or arbitrator outstanding against Delta Woodside or any of its Subsidiaries, that is reasonably expected to have a Delta Woodside Material Adverse Effect or to prevent or materially delay the consummation of the transactions contemplated in this Distribution Agreement.

     4.8 Absence of Certain Changes or Events.  Except as disclosed in the Delta
         ------------------------------------
Woodside SEC Reports or as contemplated by this Distribution Agreement, since January 1, 2000, Delta Woodside has conducted its business only in the ordinary course and there has not been any change that would have a Delta Woodside Material Adverse Effect, other than changes relating to or arising from general economic conditions.

     4.9 Employee  Benefit Plans.  Except as disclosed in the Delta Woodside SEC
         -----------------------
Reports or the Delta Woodside Disclosure Schedule, there are no (a) employee benefit or compensation plans, agreements or arrangements, including "employee benefit plans," as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and including, but not limited to, plans, agreements or arrangements relating to former employees, including, but not limited to, retiree medical plans or life insurance, maintained by Delta Woodside or any of its Subsidiaries (other than a member of the Duck Head Group or a member of the Delta Apparel Group) or (b) collective bargaining agreements to which Delta Woodside or any of its Subsidiaries (other than a member of the Duck Head Group or a member of the Delta Apparel Group) is a party (collectively, the "Delta Woodside Benefit Plans"), other than plans, agreements or arrangements that, in the aggregate, are not material to Delta Woodside and its Subsidiaries (other than members of the Duck Head Group or members of the Delta Apparel Group) as a whole. Delta Woodside and its Subsidiaries (other than members of the Duck Head Group or members of the Delta Apparel Group) have complied with the terms of all Delta Woodside Benefit Plans, except for such noncompliance that would not have a Delta Woodside Material Adverse Effect, and no default exists with respect to the obligations of Delta Woodside or any of its Subsidiaries (other than members of the Duck Head Group or members of the Delta Apparel Group) under such Delta Woodside Benefit Plans that would have a Delta Woodside Material Adverse Effect. Since July 3, 1999, there have been no disputes, grievances subject to any grievance procedure, unfair labor practice proceedings, arbitration or litigation (or, to the knowledge of Delta Woodside, threatened proceedings or grievances) under such Delta Woodside Benefit Plans, that have not been finally resolved, settled or otherwise disposed of, nor is there any default, or any condition that, with notice or lapse of time or both, would constitute such a default, under any such Delta Woodside Benefit Plan, by Delta Woodside or its Subsidiaries (excluding members of the Duck Head Group and members of the Delta Apparel Group) or, to the best knowledge of Delta Woodside, any other party thereto, other than disputes, grievances, arbitration, litigation, proceedings, threatened proceedings or grievances, defaults or conditions that would not have a Delta Woodside Material Adverse Effect. Since July 3, 1999, there have been no strikes, lockouts or work stoppages or slowdowns, or to the best knowledge of Delta Woodside, labor jurisdictional disputes or labor organizing activity occurring or threatened with respect to the business or operations of Delta Woodside or its Subsidiaries (excluding members of the Duck Head Group and members of the Delta Apparel Group) that have had or would have a Delta Woodside Material Adverse Effect.

     4.10 ERISA.  All Delta  Woodside  Benefit Plans are in compliance  with the
          -----
applicable provisions of ERISA, the Internal Revenue Code of 1986, as amended (the "Code"), all other applicable laws and all applicable collective bargaining agreements, in each case, to the extent applicable, except where such failures to administer or comply would not have a Delta Woodside Material Adverse Effect. Each of the Delta Woodside Benefit Plans that is intended to meet the requirements of Section 401(a) of the Code has been determined by the Internal Revenue Service ("IRS") to be "qualified," within the meaning of such Section of the Code and Delta Woodside does not know of any circumstance likely to result in revocation of such determination. No Delta Woodside Benefit Plan is subject to Title IV of ERISA or Section 412 of the Code. Neither Delta Woodside nor any of its Subsidiaries (excluding members of the Duck Head Group and member of the Delta Apparel Group) (i) has made a complete or partial withdrawal, within the meaning of Section 4201 of ERISA, from any multiemployer plan or (ii) currently is a sponsor of or contributes to a multiemployer plan. Neither Delta Woodside nor any of its Subsidiaries (excluding members of the Duck Head Group and members of the Delta Apparel Group) has maintained a plan subject to Title IV of ERISA at any time within the last five years. Except as disclosed in the Delta Woodside SEC Reports or in the Delta Woodside Disclosure Schedule, neither the execution and delivery of this Distribution Agreement nor the consummation of the transactions contemplated hereby will (i) materially increase any benefits otherwise payable under any Delta Woodside Benefit Plan or (ii) result in the acceleration of the time of payment or vesting of any such benefits to any material extent.

     4.11 Taxes.  Delta Woodside and its Subsidiaries  (excluding members of the
          -----
Duck Head Group and members of the Delta Apparel Group) have duly filed all foreign, federal, state and local income, franchise, excise, real and personal property and other tax returns and reports (including, but not limited to, those filed on a consolidated, combined or unitary basis) required to have been filed by Delta Woodside and its Subsidiaries (excluding members of the Duck Head Group and members of the Delta Apparel Group) prior to the Distribution Date, except for such returns or reports the failure to file which would not have a Delta Woodside Material Adverse Effect. All of the foregoing returns and reports are true and correct in all material respects, and Delta Woodside and its Subsidiaries (excluding members of the Duck Head Group and members of the Delta Apparel Group) have paid, or prior to the Effective Time will pay, all taxes, interest and penalties shown on such returns or reports as being due or (except to the extent the same are contested in good faith) claimed to be due to any federal, state, local or other taxing authority. Delta Woodside and its Subsidiaries (other than any member of the Duck Head Group or the Delta Apparel Group) have paid and will pay all installments of estimated taxes due on or before the Effective Time, except for any failure to do so that would not have a Delta Woodside Material Adverse Effect. All taxes and state assessments and levies that Delta Woodside and its Subsidiaries (excluding members of the Duck Head Group and members of the Delta Apparel Group) are required by law to withhold or collect have been withheld or collected and have been paid to the proper governmental authorities or are held by Delta Woodside for such payment, except for any failure to do so that would not have a Delta Woodside Material Adverse Effect. Except as disclosed in the Delta Woodside Disclosure

Schedule, as of the date hereof, all deficiencies proposed as a result of any audits have been paid or settled.

     4.12 Compliance with Applicable  Laws.  Delta Woodside and its Subsidiaries
          --------------------------------
(excluding members of the Duck Head Group and members of the Delta Apparel Group) hold all permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities necessary for them to own, lease or operate their properties and assets and to carry on their businesses substantially as now conducted (the "Delta Woodside Permits"), except for such permits, licenses, variances, exemptions, orders and approvals the failure of which to hold would not have a Delta Woodside Material Adverse Effect. Delta Woodside and its Subsidiaries (excluding members of the Duck Head Group and members of the Delta Apparel Group) are in compliance with all applicable laws and the terms of Delta Woodside Permits, except for such failures so to comply that would not have a Delta Woodside Material Adverse Effect.

     4.13 No Voting  Requirement.  No vote of the holders of any class or series
          ----------------------
of Delta Woodside's capital stock is necessary to approve this Distribution Agreement and the transactions contemplated by this Distribution Agreement.

     4.14  Brokers.  No broker or finder is entitled to any broker's or finder's
           -------
fee in connection with the transactions contemplated by this Distribution Agreement based upon arrangements made by or on behalf of Delta Woodside.

     4.15  Undisclosed  Liabilities.  Except as  disclosed  in Delta  Woodside's
           ------------------------
Quarterly Report on Form 10-Q for the fiscal quarter ended January 1, 2000 (or in any subsequently filed Delta Woodside SEC Reports), neither Delta Woodside nor any of its Subsidiaries (excluding members of the Duck Head Group and members of the Delta Apparel Group) has any liabilities or any obligations of any nature whether or not accrued, contingent or otherwise, that would be required by GAAP to be reflected on a consolidated balance sheet of Delta Woodside and its Subsidiaries (including the notes thereto) (excluding members of the Duck Head Group and members of the Delta Apparel Group), except for liabilities or obligations incurred in the ordinary course of business since January 1, 2000 that would not have a Delta Woodside Material Adverse Effect or contemplated to be incurred by this Distribution Agreement.

     4.16 Environmental  Matters.  Except as disclosed in the Delta Woodside SEC
          ----------------------
Reports or as would not reasonably be expected to have a Delta Woodside Material Adverse Effect: (i) to the best knowledge of Delta Woodside no real property currently or formerly owned or operated by Delta Woodside or any current Subsidiary (excluding members of the Duck Head Group and members of the Delta Apparel Group) is contaminated with any Hazardous Substances (as defined below) to an extent or in a manner or condition now requiring remediation under any Environmental Law (as defined below); (ii) no judicial or administrative proceeding is pending or to the best knowledge of Delta Woodside threatened against Delta Woodside or any of its Subsidiaries (excluding members of the Duck Head Group and members of the Delta Apparel Group) relating to liability for any off-site disposal or contamination; and (iii) Delta Woodside and its Subsidiaries (excluding members of the Duck Head Group and members of the Delta Apparel Group) have not received any claims or notices alleging liability under any Environmental Law, and Delta Woodside has no knowledge of any circumstances that could result in such claims. "Environmental Law" means any applicable federal, state or local law, regulation, order, decree or judicial opinion or other agency requirement having the force and effect of law and relating to noise, odor, Hazardous Substance or the protection of the environment. "Hazardous Substance" means any toxic or hazardous substance that is regulated by or under authority of any Environmental Law, including any petroleum products, asbestos or polychlorinated biphenyls.


                                    ARTICLE 5

                   REPRESENTATIONS AND WARRANTIES OF DUCK HEAD

     Duck Head represents and warrants to Delta Woodside and Delta Apparel that, except as disclosed in the Duck Head Disclosure Schedule that has been delivered to Delta Woodside and Delta Apparel prior to the execution of this Distribution Agreement (the "Duck Head Disclosure Schedule") or as contemplated by this Distribution Agreement, as of immediately prior to the Effective Time the following will be true and accurate:

     5.1  Organization  and  Qualification.  Duck  Head  is a  corporation  duly
          --------------------------------
organized, validly existing and in good standing under the laws of the State of Georgia. Each of Duck Head and each of its Subsidiaries has the requisite corporate power and authority to carry on its business as it is now being conducted and is duly qualified or licensed to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except where the failure to be so qualified will not have a Duck Head Material Adverse Effect.

     5.2 Capitalization.  (a) The authorized capital stock of Duck Head consists
         --------------
of 9,000,000 shares of Duck Head Common Stock and 2,000,000 shares of Preferred Stock, $0.01 par value per share (the "Duck Head Preferred Stock"). As of the date hereof, 100 shares of Duck Head Common Stock and no shares of Duck Head Preferred Stock were issued and outstanding, and all such issued and outstanding shares of Duck Head Common Stock were validly issued and are fully paid and nonassessable. As of the date hereof, except for a right held by Robert D. Rockey, Jr. to acquire 1,000,000 shares of Duck Head Common Stock and an agreement to grant to Mr. Rockey incentive stock awards and stock options to acquire shares of Duck Head Common Stock, and except as contemplated by this Distribution Agreement, there were no options, warrants, calls or other rights, agreements or commitments currently outstanding obligating Duck Head to issue, deliver or sell shares of its capital stock, or obligating Duck Head to grant, extend or enter into any such option, warrant, call or other such right, agreement or commitment.

     (b) All the outstanding shares of capital stock of each Subsidiary of Duck Head are validly issued, fully paid and nonassessable and are owned by Duck Head or by a wholly-owned Subsidiary of Duck Head, free and clear of any Liens (except Liens granted to GECC in connection with the Delta Woodside Credit Facility, which will be released prior to the Effective Time). There are no existing options, warrants, calls or other rights, agreements or commitments of any character relating to the sale, issuance or voting of any shares of the issued or unissued capital stock of any of the Subsidiaries of Duck Head that have been issued, granted or entered into by Duck Head or any of its Subsidiaries.

     5.3 Authority  Relative to This Distribution  Agreement.  Duck Head has the
         ---------------------------------------------------
necessary corporate power and authority to execute and deliver this Distribution Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Distribution Agreement and the consummation of the transactions contemplated hereby by Duck Head have been duly and validly authorized and approved by Duck Head's Board of Directors and no other corporate proceedings on the part of Duck Head are necessary to authorize or approve this Distribution Agreement or to consummate the transactions contemplated hereby. This Distribution Agreement has been duly executed and delivered by Duck Head, and, assuming the due authorization, execution and delivery by Delta Woodside and Delta Apparel, constitutes the valid and binding obligation of Duck Head enforceable against Duck Head in accordance with its terms except as such enforceability may be limited by general principles of equity or principles applicable to creditors' rights generally.

     5.4 No Conflicts,  Required Filings and Consents. (a) None of the execution
         --------------------------------------------
and delivery of this Distribution Agreement by Duck Head, the consummation by Duck Head of the transactions contemplated hereby or compliance by Duck Head with any of the provisions hereof will (i) conflict with or violate the Articles of Incorporation or By-laws of Duck Head or the comparable organizational documents of any of Duck Head's Subsidiaries, (ii) subject to receipt or filing of the required Consents referred to in Section 5.4(b), result in a Violation of any statute, ordinance, rule, regulation, order, judgment or decree applicable to Duck Head or any of Duck Head's Subsidiaries, or by which any of them or any of their respective properties or assets may be bound or affected, or (iii) subject to receipt or filing of the required Consents referred to in Section 5.4(b), result in a Violation pursuant to, any note, bond, mortgage, indenture, Contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Duck Head or any of Duck Head's Subsidiaries is a party or by which Duck Head or any of Duck Head's Subsidiaries or any of their respective properties may be bound or affected, except in the case of the foregoing clause
(ii) or (iii) for any such Violations that would not have a Duck Head Material Adverse Effect.

     (b) None of the execution and delivery of this Distribution Agreement by Duck Head, the consummation by Duck Head of the transactions contemplated hereby or compliance by Duck Head with any of the provisions hereof will require any Consent of any Governmental Entity, except for (i) compliance with any applicable requirements of the Securities Act and the Exchange Act, (ii) certain state takeover, securities, "blue sky" and environmental statutes, (iii) such filings as may be required in connection with the taxes described in Section 15.12(b), and (iv) Consents the failure of which to obtain or make would not have a Duck Head Material Adverse Effect.

     5.5 Reports and Financial Statements.  (a) Duck Head has filed with the SEC
         --------------------------------
the Duck Head

Form 10, and the Duck Head Form 10 will be the only registration statement required to be filed by it with the SEC in connection with the Distribution. As of its effective date, the Duck Head Form 10 complied as to form in all material respects with the requirements of the Exchange Act and the applicable rules and regulations of the SEC. As of its effective date and as of the date that the Duck Head Information Statement is distributed to the Delta Woodside Stockholders as of the Record Date, the Duck Head Form 10 did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     (b) The combined balance sheets as of July 3, 1999 and June 27, 1998 and the related combined statements of earnings, stockholders' equity and cash flows for each of the three years in the period ended July 3, 1999 (including the related notes and schedules thereto) of Duck Head that are contained in the Duck Head Information Statement present fairly, in all material respects, the combined financial position and the combined results of operations and cash flows of Duck Head and its consolidated Subsidiaries as of the dates or for the periods presented therein in conformity with GAAP applied on a consistent basis during the periods involved except as otherwise noted therein, including in the related notes.

     (c) The combined balance sheets and the related statements of earnings and cash flows (including, in each case, the related notes thereto) of Duck Head that are contained in the Duck Head Information Statement for the six months ended January 1, 2000 (the "Duck Head Interim Financial Statements") have been prepared in accordance with the requirements for interim financial statements contained in Regulation S-X, which do not require all the information and footnotes necessary for a fair presentation of financial position, results of operations and cash flows in conformity with GAAP. The Duck Head Interim Financial Statements reflect all adjustments necessary to present fairly in accordance with GAAP (except as indicated), in all material respects, the combined financial position, results of operations and cash flows of Duck Head for all periods presented therein.

     (d) The combined pro forma balance sheet as of January 1, 2000 and the related combined pro forma statements of operations for the year ended July 3, 1999 and the six months ended January 1, 2000 (including the related notes and schedules thereto) of Duck Head contained in the Duck Head Information Statement have been prepared in accordance with the requirements for pro forma financial statements contained in Regulation S-X, which do not require all the information and footnotes necessary for a fair presentation of financial position or results of operations in conformity with GAAP, and reflect all adjustments necessary to present fairly in accordance with GAAP (except as indicated), in all material respects, the combined pro forma financial position and results of operations of Duck Head as of the dates and for the periods presented therein.

     5.6 Information. None of the information supplied or to be supplied by Duck
         -----------
Head or its Representatives for inclusion or incorporation by reference in the Duck Head Form 10 or the Duck Head Information Statement will or did, at the time of its distribution to the Delta Woodside

Stockholders as of the Record Date or the time of the effectiveness of the Duck Head Form 10 with the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Duck Head Form 10 and the Duck Head Information Statement comply as to form in all material respects with the applicable provisions of the Securities Act and the Exchange Act and the rules and regulations thereunder, except that no representation is made by Duck Head with respect to statements made or incorporated by reference therein based on information supplied by Delta Woodside or Delta Apparel for inclusion or incorporation by reference therein.

     5.7 Litigation.  Except as disclosed in the Duck Head Disclosure Statement,
         ----------
as of the date hereof, there is no suit, action or proceeding pending or, to the knowledge of Duck Head, threatened against or affecting Duck Head or any of its Subsidiaries, nor is there any judgment, decree, injunction or order of any Governmental Entity or arbitrator outstanding against Duck Head or any of its Subsidiaries, that is reasonably expected to have a Duck Head Material Adverse Effect or to prevent or materially delay the consummation of the transactions contemplated in this Distribution Agreement.

     5.8 Absence of Certain  Changes or Events.  Except as disclosed in the Duck
         -------------------------------------
Head Information Statement or as contemplated by this Distribution Agreement, since January 1, 2000, Duck Head has conducted its business only in the ordinary course, and there has not been any change that would have a Duck Head Material Adverse Effect, other than changes relating to or arising from general economic conditions.

     5.9  Employee  Benefit  Plans.   Except  as  disclosed  in  the  Duck  Head
          ------------------------
Information Statement or the Duck Head Disclosure Schedule, there are no (a) employee benefit or compensation plans, agreements or arrangements, including "employee benefit plans," as defined in Section 3(3) of ERISA, and including, but not limited to, plans, agreements or arrangements relating to former employees, including, but not limited to, retiree medical plans or life insurance, maintained by Duck Head or any of its Subsidiaries or (b) collective bargaining agreements to which Duck Head or any of its Subsidiaries is a party (collectively, the "Duck Head Benefit Plans"), other than plans, agreements or arrangements that, in the aggregate, are not material to Duck Head and its Subsidiaries as a whole. Duck Head and its Subsidiaries have complied with the terms of all Duck Head Benefit Plans, except for such noncompliance that would not have a Duck Head Material Adverse Effect, and no default exists with respect to the obligations of Duck Head or any of its Subsidiaries under such Duck Head Benefit Plans that would have a Duck Head Material Adverse Effect. Since July 3, 1999, there have been no disputes, grievances subject to any grievance procedure, unfair labor practice proceedings, arbitration or litigation (or, to the knowledge of Duck Head, threatened proceedings or grievances) under such Duck Head Benefit Plans, that have not been finally resolved, settled or otherwise disposed of, nor is there any default, or any condition that, with notice or lapse of time or both, would constitute such a default, under any such Duck Head Benefit Plans, by Duck Head or its Subsidiaries or, to the best knowledge of Duck Head, any other party thereto, other than disputes, grievances, arbitration, litigation, proceedings, threatened proceedings or grievances, defaults or conditions that would not have a Duck Head Material Adverse Effect. Since July 3, 1999, there have been no strikes, lockouts or work stoppages or slowdowns, or to the best knowledge of Duck Head, labor jurisdictional disputes or labor organizing activity occurring or threatened with respect to the business or operations of Duck Head or its Subsidiaries that have had or would have a Duck Head Material Adverse Effect.

     5.10 ERISA.  All the Duck Head  Benefit  Plans are in  compliance  with the
          -----
applicable provisions of ERISA, the Code, all other applicable laws and all applicable collective bargaining agreements, in each case, to the extent applicable, except where such failures to administer or comply would not have a Duck Head Material Adverse Effect. Each of the Duck Head Benefit Plans that is intended to meet the requirements of Section 401(a) of the Code has been or will be determined by the IRS to be "qualified," within the meaning of such Section of the Code and Duck Head does not know of any circumstances likely to result in revocation of such determination. No Duck Head Benefit Plan is subject to Title IV of ERISA or Section 412 of the Code. Neither Duck Head nor any of its Subsidiaries (i) has made a complete or partial withdrawal, within the meaning of Section 4201 of ERISA, from any multiemployer plan or (ii) currently is a sponsor of or contributes to a multiemployer plan. Neither Duck Head nor any of its Subsidiaries has maintained a plan subject to Title IV of ERISA at any time within the last five years. Except in their capacities as shareholders of Delta Woodside and except as disclosed in the Duck Head Information Statement or in the Duck Head Disclosure Schedule, neither the execution and delivery of this Distribution Agreement nor the consummation of the transactions contemplated hereby will (i) result in any material payment (including, without limitation, severance, unemployment compensation or golden parachute) becoming due to any director or executive officer of Duck Head, (ii) materially increase any benefits otherwise payable under any Duck Head Benefit Plan or (iii) result in the acceleration of the time of payment or vesting of any such benefits to any material extent.

     5.11 Taxes.  Duck Head and its  Subsidiaries  have duly filed all  foreign,
          -----
federal, state and local income, franchise, excise, real and personal property and other tax returns and reports (including, but not limited to, those filed on a consolidated, combined or unitary basis) required to have been filed by Duck Head and its Subsidiaries prior to the date hereof, except for such returns or reports the failure to file which would not have a Duck Head Material Adverse Effect. All of the foregoing returns and reports are true and correct in all material respects, and Duck Head and its Subsidiaries have paid or, prior to the Effective Time will pay, all taxes, interest and penalties shown on such returns or reports as being due or (except to the extent the same are contested in good faith) claimed to be due to any federal, state, local or other taxing authority. Duck Head and its Subsidiaries have paid and will pay all installments of estimated taxes due on or before the Effective Time, except for any failure to do so that would not have a Duck Head Material Adverse Effect. All taxes and state assessments and levies that Duck Head and its Subsidiaries are required by law to withhold or collect have been withheld or collected and have been paid to the proper governmental authorities or are held by Duck Head for such payment, except for any failure to do so that would not have a Duck Head Material Adverse Effect. Duck Head and its Subsidiaries have paid or made adequate provision in the financial statements of Duck Head for all taxes payable in respect of all periods ended on or prior to January 1, 2000, except for such taxes that would not have a Duck Head

Material Adverse Effect. As of the date hereof, all deficiencies proposed as a result of any audits have been paid or settled.

     5.12 Compliance with Applicable Laws. Duck Head and its  Subsidiaries  hold
          -------------------------------
all permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities necessary for them to own, lease or operate their properties and assets and to carry on their businesses substantially as now conducted (the "Duck Head Permits"), except for such permits, licenses, variances, exemptions, orders and approvals the failure of which to hold would not have a Duck Head Material Adverse Effect. Duck Head and its Subsidiaries are in compliance with all applicable laws and the terms of Duck Head Permits, except for such failures so to comply that would not have a Duck Head Material Adverse Effect.

     5.13  Brokers.  No broker or finder is entitled to any broker's or finder's
           -------
fee in connection with the transactions contemplated by this Distribution Agreement based upon arrangements made by or on behalf of Duck Head.

     5.14  Undisclosed  Liabilities.  Except  as  disclosed  in  the  Duck  Head
           ------------------------
Information Statement, neither Duck Head nor any of its Subsidiaries has any liabilities or any obligations of any nature whether or not accrued, contingent or otherwise, that would be required by GAAP to be reflected on a consolidated balance sheet of Duck Head and its Subsidiaries (including the notes thereto), except for liabilities or obligations incurred in the ordinary course of business since January 1, 2000 that would not have a Duck Head Material Adverse Effect or contemplated to be incurred by this Distribution Agreement.

     5.15  Environmental  Matters.  Except  as  disclosed  in the Duck  Head SEC
           ----------------------
Reports or as would not reasonably be expected to have a Duck Head Material Adverse Effect: (i) to the best knowledge of Duck Head no real property currently or formerly owned or operated by Duck Head or any current Subsidiary is contaminated with any Hazardous Substances to an extent or in a manner or condition now requiring remediation under any Environmental Law; (ii) no judicial or administrative proceeding is pending or to the best knowledge of Duck Head threatened against Duck Head or its Subsidiaries relating to liability for any off-site disposal or contamination; and (iii) Duck Head and its Subsidiaries have not received any claims or notices alleging liability under any Environmental Law, and Duck Head has no knowledge of any circumstance that could result in such claims.


                                    ARTICLE 6

                 REPRESENTATIONS AND WARRANTIES OF DELTA APPAREL

     Delta Apparel represents and warrants to Delta Woodside and Duck Head that, except as disclosed in the Delta Apparel Disclosure Schedule that has been delivered to Delta Woodside and Duck Head prior to the execution of this Distribution Agreement (the "Delta Apparel Disclosure Schedule") or as contemplated by this Distribution Agreement, as of immediately prior to the

Effective Time the following will be true and accurate:

     6.1  Organization  and  Qualification.  Delta Apparel is a corporation duly
          --------------------------------
organized, validly existing and in good standing under the laws of the State of Georgia. Each of Delta Apparel and each of its Subsidiaries has the requisite corporate power and authority to carry on its business as it is now being conducted and is duly qualified or licensed to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except where the failure to be so qualified will not have a Delta Apparel Material Adverse Effect.

     6.2  Capitalization.  (a) The  authorized  capital  stock of Delta  Apparel
          --------------
consists of 7,500,000 shares of Delta Apparel Common Stock and 2,000,000 shares of Preferred Stock, $0.01 par value per share (the "Delta Apparel Preferred Stock"). As of the date hereof, 100 shares of Delta Apparel Common Stock and no shares of Delta Apparel Preferred Stock were issued and outstanding, and all such issued and outstanding shares of Delta Apparel Common Stock were validly issued and are fully paid and nonassessable. As of the date hereof, except as contemplated by this Distribution Agreement, there were no options, warrants, calls or other rights, agreements or commitments currently outstanding obligating Delta Apparel to issue, deliver or sell shares of its capital stock, or obligating Delta Apparel to grant, extend or enter into any such option, warrant, call or other such right, agreement or commitment.

     (b) All the outstanding shares of capital stock of each Subsidiary of Delta Apparel are validly issued, fully paid and nonassessable and are owned by Delta Apparel or by a wholly-owned Subsidiary of Delta Apparel (except for certain shares of the preferred stock of Delta Apparel Honduras, S.A. that are held by directors of Delta Apparel as a result of Honduran law requirements), free and clear of any Liens (except Liens granted to GECC in connection with the Delta Woodside Credit Facility). There are no existing options, warrants, calls or other rights, agreements or commitments of any character relating to the sale, issuance or voting of any shares of the issued or unissued capital stock of any of the Subsidiaries of Delta Apparel that have been issued, granted or entered into by Delta Apparel or any of its Subsidiaries.

     6.3 Authority  Relative to This Distribution  Agreement.  Delta Apparel has
         ---------------------------------------------------
the necessary corporate power and authority to execute and deliver this Distribution Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Distribution Agreement and the consummation of the transactions contemplated hereby by Delta Apparel have been duly and validly authorized and approved by Delta Apparel's Board of Directors and no other corporate proceedings on the part of Delta Apparel are necessary to authorize or approve this Distribution Agreement or to consummate the transactions contemplated hereby. This Distribution Agreement has been duly executed and delivered by Delta Apparel, and, assuming the due authorization, execution and delivery by Delta Woodside and Duck Head, constitutes the valid and binding obligation of Delta Apparel enforceable against Delta Apparel in accordance with its terms except as such enforceability may be limited by general principles of equity or principles applicable to creditors' rights generally.

     6.4 No Conflicts,  Required Filings and Consents. (a) None of the execution
         --------------------------------------------
and delivery of this Distribution Agreement by Delta Apparel, the consummation by Delta Apparel of the transactions contemplated hereby or compliance by Delta Apparel with any of the provisions hereof will (i) conflict with or violate the Articles of Incorporation or By-laws of Delta Apparel or the comparable organizational documents of any of Delta Apparel's Subsidiaries, (ii) subject to receipt or filing of the required Consents referred to in Section 6.4(b), result in a Violation of any statute, ordinance, rule, regulation, order, judgment or decree applicable to Delta Apparel or any of Delta Apparel's Subsidiaries, or by which any of them or any of their respective properties or assets may be bound or affected, or (iii) subject to receipt or filing of the required Consents referred to in Section 6.4(b), result in a Violation pursuant to, any note, bond, mortgage, indenture, Contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Delta Apparel or any of Delta Apparel's Subsidiaries is a party or by which Delta Apparel or any of Delta Apparel's Subsidiaries or any of their respective properties may be bound or affected, except in the case of the foregoing clause (ii) or (iii) for any such Violations that would not have a Delta Apparel Material Adverse Effect.

     (b) None of the execution and delivery of this Distribution Agreement by Delta Apparel, the consummation by Delta Apparel of the transactions contemplated hereby or compliance by Delta Apparel with any of the provisions hereof will require any Consent of any Governmental Entity, except for (i)
compliance with any applicable requirements of the Securities Act and the Exchange Act, (ii) certain state takeover, securities, "blue sky" and environmental statutes, (iii) such filings as may be required in connection with the taxes described in Section 15.12(b), and (iv) Consents the failure of which to obtain or make would not have a Delta Apparel Material Adverse Effect.

     6.5 Reports and Financial Statements.  (a) Delta Apparel has filed with the
         --------------------------------
SEC the Delta Apparel Form 10, and the Delta Apparel Form 10 will be the only registration statement required to be filed by it with the SEC in connection with the Distribution. As of its effective date, the Delta Apparel Form 10 complied as to form in all material respects with the requirements of the Exchange Act and the applicable rules and regulations of the SEC. As of its effective date and as of the date that the Delta Apparel Information Statement is distributed to the Delta Woodside Stockholders as of the Record Date, the Delta Apparel Form 10 did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     (b) The combined balance sheets as of July 3, 1999 and June 27, 1998 and the related combined statements of earnings, stockholders' equity and cash flows for each of the three years in the period ended July 3, 1999 (including the related notes and schedules thereto) of Delta Apparel that are contained in the Delta Apparel Information Statement present fairly, in all material respects, the combined financial position and the combined results of operations and cash flows of Delta Apparel and its consolidated Subsidiaries as of the dates or for the periods presented therein in conformity with GAAP applied on a consistent basis during the periods involved except as otherwise noted therein, including in the related notes.

     (c) The combined balance sheets and the related statements of earnings and cash flows (including, in each case, the related notes thereto) of Delta Apparel that are contained in the Delta Apparel Information Statement for the six months ended January 1, 2000 (the "Delta Apparel Interim Financial Statements") have been prepared in accordance with the requirements for interim financial statements contained in Regulation S-X, which do not require all the information and footnotes necessary for a fair presentation of financial position, results of operations and cash flows in conformity with GAAP. The Delta Apparel Interim Financial Statements reflect all adjustments necessary to present fairly in accordance with GAAP (except as indicated), in all material respects, the combined financial position, results of operations and cash flows of Delta Apparel for all periods presented therein.

     (d) The combined pro forma balance sheet as of January 1, 2000 and the related combined pro forma statements of operations for the year ended July 3, 1999 and the six months ended January 1, 2000 (including the related notes and schedules thereto) of Delta Apparel contained in the Delta Apparel Information Statement have been prepared in accordance with the requirements for pro forma financial statements contained in Regulation S-X, which do not require all the information and footnotes necessary for a fair presentation of financial position or results of operations in conformity with GAAP, and reflect all adjustments necessary to present fairly in accordance with GAAP (except as indicated), in all material respects, the combined pro forma financial position and results of operations of Delta Apparel as of the dates and for the periods presented therein.

     6.6  Information.  None of the  information  supplied  or to be supplied by
          -----------
Delta Apparel or its Representatives for inclusion or incorporation by reference in the Delta Apparel Form 10 or the Delta Apparel Information Statement will or did, at the time of its distribution to the Delta Woodside Stockholders as of the Record Date or the time of the effectiveness of the Delta Apparel Form 10 with the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Delta Apparel Form 10 and the Delta Apparel Information Statement comply as to form in all material respects with the applicable provisions of the Securities Act and the Exchange Act and the rules and regulations thereunder, except that no representation is made by Delta Apparel with respect to statements made or incorporated by reference therein based on information supplied by Delta Woodside or Duck Head for inclusion or incorporation by reference therein.

     6.7  Litigation.  Except  as  disclosed  in the  Delta  Apparel  Disclosure
          ----------
Statement, as of the date hereof, there is no suit, action or proceeding pending or, to the knowledge of Delta Apparel, threatened against or affecting Delta Apparel or any of its Subsidiaries, nor is there any judgment, decree, injunction or order of any Governmental Entity or arbitrator outstanding against Delta Apparel or any of its Subsidiaries, that is reasonably expected to have a Delta Apparel Material Adverse Effect or to prevent or materially delay the consummation of the transactions contemplated in this Distribution Agreement.

     6.8 Absence of Certain Changes or Events.  Except as disclosed in the Delta
         ------------------------------------
Apparel Information Statement or as contemplated by this Distribution Agreement, since January 1, 2000, Delta Apparel has conducted its business only in the ordinary course, and there has not been any change that would have a Delta Apparel Material Adverse Effect, other than changes relating to or arising from general economic conditions.

     6.9  Employee  Benefit  Plans.  Except as  disclosed  in the Delta  Apparel
          ------------------------
Information Statement or the Delta Apparel Disclosure Schedule, there are no (a) employee benefit or compensation plans, agreements or arrangements, including "employee benefit plans," as defined in Section 3(3) of ERISA, and including, but not limited to, plans, agreements or arrangements relating to former employees, including, but not limited to, retiree medical plans or life insurance, maintained by Delta Apparel or any of its Subsidiaries or (b) collective bargaining agreements to which Delta Apparel or any of its Subsidiaries is a party (collectively, the "Delta Apparel Benefit Plans"), other than plans, agreements or arrangements that, in the aggregate, are not material to Delta Apparel and its Subsidiaries as a whole. Delta Apparel and its Subsidiaries have complied with the terms of all Delta Apparel Benefit Plans, except for such noncompliance that would not have a Delta Apparel Material Adverse Effect, and no default exists with respect to the obligations of Delta Apparel or any of its Subsidiaries under such Delta Apparel Benefit Plans that would have a Delta Apparel Material Adverse Effect. Since July 3, 1999, there have been no disputes, grievances subject to any grievance procedure, unfair labor practice proceedings, arbitration or litigation (or, to the knowledge of Delta Apparel, threatened proceedings or grievances) under such Delta Apparel Benefit Plans, that have not been finally resolved, settled or otherwise disposed of, nor is there any default, or any condition that, with notice or lapse of time or both, would constitute such a default, under any such Delta Apparel Benefit Plans, by Delta Apparel or its Subsidiaries or, to the best knowledge of Delta Apparel, any other party thereto, other than disputes, grievances, arbitration, litigation, proceedings, threatened proceedings or grievances, defaults or conditions that would not have a Delta Apparel Material Adverse Effect. Since July 3, 1999, there have been no strikes, lockouts or work stoppages or slowdowns, or to the best knowledge of Delta Apparel, labor jurisdictional disputes or labor organizing activity occurring or threatened with respect to the business or operations of Delta Apparel or its Subsidiaries that have had or would have a Delta Apparel Material Adverse Effect.

     6.10 ERISA.  All the Delta Apparel Benefit Plans are in compliance with the
          -----
applicable provisions of ERISA, the Code, all other applicable laws and all applicable collective bargaining agreements, in each case, to the extent applicable, except where such failures to administer or comply would not have a Delta Apparel Material Adverse Effect. Each of the Delta Apparel Benefit Plans that is intended to meet the requirements of Section 401(a) of the Code has been or will be determined by the IRS to be "qualified," within the meaning of such Section of the Code and Delta Apparel does not know of any circumstances likely to result in revocation of such determination. No Delta Apparel Benefit Plan is subject to Title IV of ERISA or Section 412 of the Code. Neither Delta Apparel nor any of its Subsidiaries (i) has made a complete or partial withdrawal, within the meaning of Section 4201 of ERISA, from any multiemployer plan or (ii) currently is a sponsor of or contributes to a multiemployer plan. Neither Delta Apparel nor any of its Subsidiaries has maintained a plan subject to Title IV of ERISA at any time within the last five years. Except in their capacities as shareholders of Delta Woodside and except as disclosed in the Delta Apparel Information Statement or in the Delta Apparel Disclosure Schedule, neither the execution and delivery of this Distribution Agreement nor the consummation of the transactions contemplated hereby will (i) result in any material payment (including, without limitation, severance, unemployment compensation or golden parachute) becoming due to any director or executive officer of Delta Apparel, (ii) materially increase any benefits otherwise payable under any Delta Apparel Benefit Plan or (iii) result in the acceleration of the time of payment or vesting of any such benefits to any material extent.

     6.11 Taxes. Delta Apparel and its Subsidiaries have duly filed all foreign,
          -----
federal, state and local income, franchise, excise, real and personal property and other tax returns and reports (including, but not limited to, those filed on a consolidated, combined or unitary basis) required to have been filed by Delta Apparel and its Subsidiaries prior to the date hereof, except for such returns or reports the failure to file which would not have a Delta Apparel Material Adverse Effect. All of the foregoing returns and reports are true and correct in all material respects, and Delta Apparel and its Subsidiaries have paid or, prior to the Effective Time will pay, all taxes, interest and penalties shown on such returns or reports as being due or (except to the extent the same are contested in good faith) claimed to be due to any federal, state, local or other taxing authority. Delta Apparel and its Subsidiaries have paid and will pay all installments of estimated taxes due on or before the Effective Time, except for any failure to do so that would not have a Delta Apparel Material Adverse Effect. All taxes and state assessments and levies that Delta Apparel and its Subsidiaries are required by law to withhold or collect have been withheld or collected and have been paid to the proper governmental authorities or are held by Delta Apparel for such payment, except for any failure to do so that would not have a Delta Apparel Material Adverse Effect. Delta Apparel and its Subsidiaries have paid or made adequate provision in the financial statements of Delta Apparel for all taxes payable in respect of all periods ended on or prior to January 1, 2000, except for such taxes that would not have a Delta Apparel Material Adverse Effect. As of the date hereof, all deficiencies proposed as a result of any audits have been paid or settled.

     6.12 Compliance with Applicable  Laws.  Delta Apparel and its  Subsidiaries
          --------------------------------
hold all permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities necessary for them to own, lease or operate their properties and assets and to carry on their businesses substantially as now conducted (the "Delta Apparel Permits"), except for such permits, licenses, variances, exemptions, orders and approvals the failure of which to hold would not have a Delta Apparel Material Adverse Effect. Delta Apparel and its Subsidiaries are in compliance with all applicable laws and the terms of Delta Apparel Permits, except for such failures so to comply that would not have a Delta Apparel Material Adverse Effect.

     6.13  Brokers.  No broker or finder is entitled to any broker's or finder's
           -------
fee in connection with the transactions contemplated by this Distribution Agreement based upon arrangements made by or on behalf of Delta Apparel.

     6.14  Undisclosed  Liabilities.  Except as disclosed  in the Delta  Apparel
           ------------------------
Information Statement, neither Delta Apparel nor any of its Subsidiaries has any liabilities or any obligations of any nature whether or not accrued, contingent or otherwise, that would be required by GAAP to be reflected on a consolidated balance sheet of Delta Apparel and its Subsidiaries (including the notes thereto), except for liabilities or obligations incurred in the ordinary course of business since January 1, 2000 that would not have a Delta Apparel Material Adverse Effect or contemplated to be incurred by this Distribution Agreement.

     6.15  Environmental  Matters.  Except as disclosed in the Delta Apparel SEC
           ----------------------
Reports or as would not reasonably be expected to have a Delta Apparel Material Adverse Effect: (i) to the best knowledge of Delta Apparel no real property currently or formerly owned or operated by Delta Apparel or any current
Subsidiary is contaminated with any Hazardous Substances to an extent or in a manner or condition now requiring remediation under any Environmental Law; (ii) no judicial or administrative proceeding is pending or to the best knowledge of Delta Apparel threatened against Delta Apparel or its Subsidiaries relating to liability for any off-site disposal or contamination; and (iii) Delta Apparel and its Subsidiaries have not received any claims or notices alleging liability under any Environmental Law, and Delta Apparel has no knowledge of any circumstance that could result in such claims.



                                    ARTICLE 7

                              CONDITIONS PRECEDENT

     7.1 Conditions to Each Party's  Obligation to Effect the Distribution.  The
         -----------------------------------------------------------------
respective obligations of each party to effect the Distribution shall be subject to the fulfillment (or waiver by all parties) at or prior to the Effective Time of the following conditions:

          (a) All Consents from Governmental Entities and other third parties that in any case are required to be received prior to the Effective Time with respect to the transactions contemplated hereby shall have been received other than those Consents the absence of which would not have a Delta Woodside Material Adverse Effect, a Duck Head Material Adverse Effect or a Delta Apparel Material Adverse Effect;

          (b) Without limiting the generality of paragraph (a) above, the Duck Head Form 10 shall have been declared effective by the SEC and the Delta Apparel Form 10 shall have been declared effective by the SEC;

          (c) The Intercompany Reorganization shall have been completed;

          (d) The Duck Head Financing shall have been completed;

          (e) The Delta Apparel Financing shall have been completed;

          (f) The New Delta Woodside Financing shall have been completed;

          (g) Each of the Board of Directors of Delta Woodside and the Board of Directors of Duck Head shall have received an opinion, addressed and satisfactory to it, in its sole discretion, from an independent solvency firm selected by such Board, and shall otherwise be satisfied in its sole discretion, as to matters relating to the solvency and adequacy of capital of Duck Head after giving effect to the consummation of the transactions contemplated by this Distribution Agreement;

          (h) Each of the Board of Directors of Delta Woodside and the Board of Directors of Delta Apparel shall have received an opinion, addressed and satisfactory to it, in its sole discretion, from an independent solvency firm selected by such Board, and shall otherwise be satisfied in its sole discretion, as to matters relating to the solvency and adequacy of capital of Delta Apparel after giving effect to the consummation of the transactions contemplated by this Distribution Agreement; and

          (i) The consummation of the Distribution shall not be restrained, enjoined or prohibited by any order, judgment, decree, injunction or ruling of a court of competent jurisdiction; provided, however, that the parties shall comply with the provisions of Sections 9.4, 10.4 and 11.4 and shall further use their respective best efforts to cause any such order, judgment, decree, injunction or ruling to be vacated or lifted.

     7.2 Conditions to Obligation of Delta Woodside to Effect the  Distribution.
     ---------------------------------------------------------------------------
The obligation of Delta Woodside to effect the Distribution shall be subject to the fulfillment at or prior to the Effective Time of the additional conditions, unless waived by Delta Woodside, that

          (a) Duck Head and Delta Apparel shall have performed in all material respects their respective agreements contained in this Distribution Agreement required to be performed at or prior to the Effective Time and the representations and warranties of Duck Head and Delta Apparel contained in this Distribution Agreement shall be true, except as contemplated by this Distribution Agreement and except for inaccuracies in representations and warranties and failures to perform their respective agreements that in the aggregate do not constitute a Delta Woodside Material Adverse Effect, a Duck Head Material Adverse Effect or a Delta Apparel Material Adverse Effect; and Delta Woodside shall have received a certificate of the Chief Executive Officer of each of Duck Head and Delta Apparel to that effect; and

          (b) The Delta Woodside Board, in its sole discretion, shall have determined to effect the Distribution.

     7.3 Conditions to Obligations of Duck Head to Effect the Distribution.  The
         -----------------------------------------------------------------
obligation of Duck Head to effect the Distribution shall be subject to the fulfillment at or prior to the Effective

Time of the additional condition, unless waived by Duck Head, that Delta Woodside and Delta Apparel shall have performed in all respects their respective agreements contained in this Distribution Agreement required to be performed at or prior to the Effective Time and the representations and warranties of Delta Woodside and Delta Apparel contained in this Distribution Agreement shall be true, except as contemplated by this Distribution Agreement and except for inaccuracies in representations and warranties and failures to perform its agreements that in the aggregate do not constitute a Delta Woodside Material Adverse Effect, a Duck Head Material Adverse Effect or a Delta Apparel Material Adverse Effect; and Duck Head shall have received a certificate of the Chief Executive Officer of each of Delta Woodside and Delta Apparel to that effect.

     7.4 Conditions to Obligations of Delta Apparel to Effect the  Distribution.
         -----------------------------------------------------------------------
The obligation of Delta Apparel to effect the Distribution shall be subject to the fulfillment at or prior to the Effective Time of the additional condition, unless waived by Delta Apparel, that Delta Woodside and Duck Head shall have performed in all respects their respective agreements contained in this Distribution Agreement required to be performed at or prior to the Effective Time and the representations and warranties of Delta Woodside and Duck Head contained in this Distribution Agreement shall be true, except as contemplated by this Distribution Agreement and except for inaccuracies in representations and warranties and failures to perform its agreements that in the aggregate do not constitute a Delta Woodside Material Adverse Effect, a Duck Head Material Adverse Effect or a Delta Apparel Material Adverse Effect; and Delta Apparel shall have received a certificate of the Chief Executive Officer of each of Delta Woodside and Duck Head to that effect.


                                    ARTICLE 8

                               EMPLOYMENT MATTERS

     8.1 Stock Options.
         -------------

     (a) Prior to the Effective Time, Delta Woodside shall provide holders of Delta Woodside Stock Options, whether or not then exercisable or vested, the opportunity to amend the terms of their respective Delta Woodside Stock Options to provide that (i) all unexercisable portions of such Delta Woodside Stock Options shall become immediately exercisable in full on the date that is five
(5) business days prior to the Record Date and (ii) if the holder elects not to exercise all or part of the holder's Delta Woodside Stock Options prior to the Record Date, such unexercised Delta Woodside Stock Options shall remain exercisable for the same number of Delta Woodside Shares at the same exercise price after the Distribution as before the Distribution (and for no other securities), notwithstanding the occurrence of the Distribution.

     (b) Notwithstanding anything to the contrary herein, if it is determined that compliance with paragraph (a) of this Section 8.1 may cause any individual subject to Section 16 of the Exchange Act to become subject to the profit recovery provisions thereof, the parties hereto will cooperate, including by providing alternate arrangements, so as to achieve the intent of the foregoing together with minimizing or not giving such profit recovery.

     8.2 Employees.
         ---------

     (a) Duck Head shall, or shall cause a member of the Duck Head Group to, assume, honor and be bound by any employment and/or severance agreements between or among each Duck Head Employee and any member of the Delta Woodside Group, the Duck Head Group and/or the Delta Apparel Group.

     (b) Delta Apparel shall, or shall cause a member of the Delta Apparel Group to, assume, honor and be bound by any employment and/or severance agreements between or among each Delta Apparel Employee and any member of the Delta Woodside Group, the Duck Head Group and/or the Delta Apparel Group.

     (c) Delta Woodside shall, or shall cause a member of the Delta Woodside Group to, assume, honor and be bound by any employment and/or severance agreements between or among any Delta Woodside Employee and any member the Delta Woodside Group, the Duck Head Group and/or the Delta Apparel Group.

     8.3. Qualified Defined Contribution Plans.
          ------------------------------------

     (a) No member of the Duck Head Group or the Delta Apparel Group shall have any obligation to make contributions to the Delta Woodside Industries, Inc. Savings and Investment Plan (the "Delta Woodside 401(k) Plan") in respect of any member of the Duck Head Employee Group or the Delta Apparel Employee Group or otherwise after the Effective Time, except for accrued but unpaid employee and employer contributions, if any, relating to that employee's compensation earned before the Effective Time.

     (b) Effective not later than the Effective Time, Duck Head shall, or shall cause a member of the Duck Head Group to, adopt or designate a defined contribution plan intended to qualify under Section 401(a) and Section 401(k) of the Code (the "Duck Head 401(k) Plan"). Members of the Duck Head Employee Group shall be vested in their benefits under and eligible to participate in the Duck Head 401(k) Plan on and after the Effective Time to the same extent that those members were vested in their benefits under and eligible to participate in the Delta Woodside 401(k) Plan immediately before the Effective Time.

     (c) Effective not later than the Effective Time, Delta Apparel shall, or shall cause a member of the Delta Apparel Group to, adopt or designate a defined contribution plan intended to qualify under Section 401(a) and Section 401(k) of the Code (the "Delta Apparel 401(k) Plan"). Members of the Delta Apparel Employee Group shall be vested in their benefits under and eligible to participate in the Delta Apparel 401(k) Plan on and after the Effective Time to the same extent that those members were vested in their benefits under and eligible to participate in the Delta Woodside 401(k) Plan immediately before the Effective Time.

     (d) As soon as practicable after the adoption or designation of the Duck Head 401(k) Plan, Delta Woodside shall cause to be transferred to the Duck Head 401(k) Plan cash or, to the extent provided below, other assets as the parties may agree, having a fair market value equal to the aggregate value of the account balances in the Delta Woodside 401(k) Plan, and any allocable portion of any suspense account, as of the date of the plan asset transfer for each member of the Duck Head Employee Group. The plan asset transfer contemplated by this paragraph (d) shall include any notes evidencing loans to members of the Duck Head Employee Group from their account balances, securities, Delta Woodside Shares, if any, Duck Head Shares, if any, and Delta Apparel Shares, if any, held in any such member's account and the balance in cash, and shall also include all qualified domestic relations orders, within the meaning of Section 414(p) of the Code, applicable to members of the Duck Head Employee Group. The transfer of assets contemplated by this paragraph (d) shall be made only after Duck Head has supplied to Delta Woodside a written representation from Duck Head (with appropriate indemnities) to the effect that the Duck Head 401(k) Plan has been established in accordance with the Code and ERISA, and an agreement that Duck Head has requested or will request a determination letter from the IRS and will make any and all changes to the Duck Head 401(k) Plan necessary to receive a favorable determination letter.

     (e) As soon as practicable after the adoption or designation of the Delta Apparel 401(k) Plan, Delta Woodside shall cause to be transferred to the Delta Apparel 401(k) Plan cash or, to the extent provided below, other assets as the parties may agree, having a fair market value equal to the aggregate value of the account balances in the Delta Woodside 401(k) Plan, and any allocable portion of any suspense account, as of the date of the plan asset transfer for each member of the Delta Apparel Employee Group. The plan asset transfer contemplated by this paragraph (e) shall include any notes evidencing loans to members of the Delta Apparel Employee Group from their account balances, securities, Delta Woodside Shares, if any, Duck Head Shares, if any, and Delta Apparel Shares, if any, held in any such member's account and the balance in cash, and shall also include all qualified domestic relations orders, within the meaning of Section 414(p) of the Code, applicable to members of the Delta Apparel Employee Group. The transfer of assets contemplated by this paragraph
(e) shall be made only after Delta Apparel has supplied to Delta Woodside a written representation from Delta Apparel (with appropriate indemnities) to the effect that the Delta Apparel 401(k) Plan has been established in accordance with the Code and ERISA, and an agreement that Delta Apparel has requested or will request a determination letter from the IRS and will make any and all changes to the Delta Apparel 401(k) Plan necessary to receive a favorable determination letter.

     (f) In any event,  the transfer of plan assets  provided for in  paragraphs
(d) and (e) above shall occur such that each participant in the Delta Woodside 401(k) Plan immediately prior to the transfer of assets would receive a benefit immediately after the transfer of assets (if the Delta Woodside 401(k) Plan, the Duck Head 401(k) Plan and the Delta Apparel 401(k) Plan were then terminated) that would be equal to or greater than the benefit such participant would have received immediately before the transfer of assets (if the Delta Woodside 401(k) Plan had then terminated).

     (g) Delta Woodside, Duck Head and Delta Apparel shall cooperate with each other during the period beginning on the date hereof and ending on the date that the assets are transferred to the trust maintained under the Duck Head 401(k) Plan or Delta Apparel 401(k) Plan, as applicable, to ensure the ongoing operation and administration of the Delta Woodside 401(k) Plan, the Duck Head 401(k) Plan and the Delta Apparel 401(k) Plan with respect to the members of the Delta Woodside Employee Group, the Duck Head Employee Group and the Delta Apparel Employee Group. After those transfers of assets, (i) Duck Head shall assume all of the Delta Woodside Group Liabilities under the Delta Woodside 401(k) Plan with respect to each member of the Duck Head Employee Group and the Delta Woodside Group shall have no further liability, under this Distribution Agreement or otherwise, to any member of the Duck Head Group or any member of the Duck Head Employee Group under the Delta Woodside 401(k) Plan other than liability arising out of any breach of fiduciary duties or any non-exempt prohibited transaction occurring before that transfer of assets and liabilities, and (ii) Delta Apparel shall assume all of the Delta Woodside Group Liabilities under the Delta Woodside 401(k) Plan with respect to each member of the Delta Apparel Employee Group and the Delta Woodside Group shall have no further liability, under this Distribution Agreement or otherwise, to any member of the Delta Apparel Group or any member of the Delta Apparel Employee Group under the Delta Woodside 401(k) Plan other than liability arising out of any breach of fiduciary duties or any non-exempt prohibited transaction occurring before that transfer of assets and liabilities.

     8.4. Welfare Benefit Plans.
          ---------------------

     (a) (i) Effective as of the Effective Time, no member of the Duck Head Employee Group or the Delta Apparel Employee Group shall be eligible to participate in any "Employee Welfare Benefit Plan" (within the meaning of Section 3(1) of ERISA) sponsored by Delta Woodside or any member of the Delta Woodside Group and neither Delta Woodside nor any member of the Delta Woodside Group shall have any liability after the Effective Time for Welfare Benefits (within the contemplation of Section 3(1) of ERISA) of any member of the Duck Head Employee Group or the Delta Apparel Employee Group.

     (ii) Delta Woodside shall be responsible for all Welfare Benefits payable to or in respect of each member of the Delta Woodside Employee Group regardless of whether the event(s) giving rise to payment of those benefits occurred before, on or after the Effective Time.

     (b) (i) Effective as of the Effective Time, Duck Head shall establish or designate one or more Employee Welfare Benefit Plans covering members of the Duck Head Employee Group as Duck Head, in its sole discretion, shall determine.

     (ii) Except as set forth in Section 8.4(d), Duck Head shall be responsible for all Welfare Benefits payable after the Effective Time to or in respect of each member of the Duck Head Employee Group including, without limitation, post-employment medical, dental and life insurance benefits, if any.

     (c) (i) Effective as of the Effective Time, Delta Apparel shall establish or designate one or more Employee Welfare Benefit Plans covering members of the Delta Apparel Employee Group as Delta Apparel, in its sole discretion, shall determine.

     (ii) Except as set forth in Section 8.4(d), Delta Apparel shall be responsible for all Welfare Benefits payable after the Effective Time to or in respect of each member of the Delta Apparel Employee Group including, without limitation, post-employment medical, dental and life insurance benefits, if any.

     (d) Expenses incurred by each member of the Duck Head Employee Group or the Delta Apparel Employee Group under Delta Woodside's medical and dental plans during the calendar year that includes the Effective Time shall be taken into account for purposes of satisfying deductible and coinsurance requirements and satisfaction of out-of-pocket provisions of the Duck Head Group's or the Delta Apparel Group's, as applicable, medical and dental plans for that year. Duck Head shall be liable, and shall to the extent necessary reimburse Delta Woodside, for all medical or dental claims incurred before the Effective Time by any member of the Duck Head Employee Group and for life insurance claims in respect of any member of the Duck Head Employee Group who dies on or before the Effective Time. Delta Apparel shall be liable, and shall to the extent necessary reimburse Delta Woodside, for all medical or dental claims incurred before the Effective Time by any member of the Delta Apparel Employee Group and for life insurance claims in respect of any member of the Delta Apparel Employee Group who dies on or before the Effective Time. For purposes of this Section 8.4, a medical or dental claim shall be deemed "incurred" when the relevant service is provided or item is purchased.

     8.5  Directors.  Delta Woodside  shall retain all  liabilities  and related
          ---------
assets, if any, existing as of the Effective Time relating to any director of Delta Woodside with respect to his service as a director of Delta Woodside.

     8.6 Deferred Compensation.
         ---------------------

     (a) All deferred compensation liabilities to the extent applicable to any member of the Duck Head Employee Group, and any assets allocable to those liabilities, shall be transferred to and assumed by Duck Head as of the Effective Time, and all deferred compensation liabilities to the extent applicable to any member of the Delta Apparel Employee Group, and any assets allocable to those liabilities, shall be transferred to and assumed by Delta Apparel as of the Effective Time.

     (b) Delta Woodside shall retain all deferred compensation liabilities, and any assets allocable to those liabilities, to the extent applicable to any member of the Delta Woodside Employee Group under the Delta Woodside Deferred Compensation Plan.

     8.7 Employee Benefit Transition Services.  Pursuant to and on the terms and
         ------------------------------------
conditions set forth in Schedule 8.7 hereto, each party agrees to provide certain administrative services to the other parties in respect of the members of the Delta Woodside Employee Group, the Duck Head Employee Group and the Delta Apparel Employee Group, including but not limited to payroll services, record keeping services and claims processing services and for the applicable period set forth in that Schedule. The administrative services contemplated by this Section 8.7 shall not affect the allocation of liabilities and obligations as set forth in this Article 8.

     8.8 COBRA.
         -----

     (a) As of the Effective Time, Duck Head shall, or shall cause a member of the Duck Head Group to, assume Delta Woodside's obligations and responsibilities under ERISA Title I, Subtitle 8, Part 6 and Code Section 4980B ("COBRA Coverage") to each member of the Duck Head Employee Group.

     (b) As of the Effective Time, Delta Apparel shall, or shall cause a member of the Delta Apparel Group to, assume Delta Woodside's obligations and responsibilities to provide COBRA Coverage to each member of the Delta Apparel Employee Group.

     (c) Delta Woodside shall, or shall cause a member of the Delta Woodside Group to, retain the obligation and responsibility to provide COBRA Coverage to each member of the Delta Woodside Employee Group.

     8.9 Third Party Beneficiaries.  No provision of this Distribution Agreement
         -------------------------
(including without limitation this Article 8) shall (a) create any third party beneficiary rights in any Person (including any beneficiary or dependent thereof) in respect of continued employment or resumed employment with the Delta Woodside Group, the Duck Head Group or the Delta Apparel Group, (b) create any rights that do not already exist in any Person in respect of any benefits that may be provided, directly or indirectly, under any employee benefit plan or benefit arrangement sponsored or to be sponsored by any member of the Delta Woodside Group, the Duck Head Group or the Delta Apparel Group, or (c) otherwise establish or create any rights that do not already exist on the part of any third party.

     8.10 No Right to  Continued  Employment.  Nothing  in this  Article 8 shall
          ----------------------------------
confer any right to continued employment before or after the Effective Time on any member of the Delta Woodside Employee Group, the Duck Head Employee Group or the Delta Apparel Employee Group.

     8.11 WARN Act.
          --------

     (a) Delta Woodside shall be responsible for providing any notification that may be required under the Workers Adjustment and Retraining Notification Act ("WARN Act") with respect to any member of the Delta Woodside Employee Group on or after the Effective Time.

     (b) Duck Head shall be responsible for providing any notification that may be required under the WARN Act with respect to any member of the Duck Head Employee Group on or after the Effective Time.

     (c) Delta Apparel shall be responsible for providing any notification that may be required under the WARN Act with respect to any member of the Delta Apparel Employee Group on or after the Effective Time.


                                    ARTICLE 9

                     ADDITIONAL AGREEMENTS OF DELTA WOODSIDE

     9.1 Access to Information. From the date hereof through the Effective Time,
         ---------------------
Delta Woodside and its Subsidiaries shall afford to Duck Head and Delta Apparel and their respective accountants, counsel and other representatives full and reasonable access (subject, however, to existing confidentiality and similar non-disclosure obligations and the preservation of attorney/client and work product privileges) during normal business hours (and at such other times as the parties may mutually agree) to its properties, books, contracts, commitments, records and personnel and, during such period, shall furnish promptly to Duck Head and Delta Apparel (i) a copy of each report, schedule and other document filed or received by it pursuant to the requirements of federal securities laws, and (ii) all other information concerning its business, properties and personnel as Duck Head or Delta Apparel may reasonably request.

     9.2 Preparation of the Duck Head Form 10, Duck Head Information  Statement,
         -----------------------------------------------------------------------
Delta Apparel Form 10 and Delta Apparel  Information  Statement.  Delta Woodside
---------------------------------------------------------------
will assist Duck Head to comply with Duck Head's obligations under Section 10.2 and will assist Delta Apparel to comply with Delta Apparel's obligations under
Section 11.2. Delta Woodside will cooperate and furnish promptly (a) all information requested by Duck Head or otherwise required for inclusion in the Duck Head Form 10 or the Duck Head Information Statement and (b) all information requested by Delta Apparel or otherwise required for inclusion in the Delta Apparel Form 10 or the Delta Apparel Information Statement. If at any time prior to the Effective Time any event or circumstance relating to Delta Woodside or any of its Subsidiaries, or their respective officers or directors, should be discovered by Delta Woodside that should be set forth in an amendment or a supplement to the Duck Head Form 10, the Duck Head Information Statement, the Delta Apparel Form 10 or the Delta Apparel Information Statement, Delta Woodside shall promptly inform Duck Head or Delta Apparel, as applicable, thereof and take appropriate action in respect thereof.

     9.3 Public  Announcements.  So long as this  Distribution  Agreement  is in
         ---------------------
effect, Delta Woodside agrees to use its reasonable efforts to consult with Duck Head and Delta Apparel before issuing any press release or otherwise making any public statement with respect to the transactions contemplated by this Distribution Agreement.

     9.4  Efforts;  Consents.  (a)  Subject to the terms and  conditions  herein
          ------------------
provided, Delta Woodside agrees to use its best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Distribution Agreement and to cooperate with

Duck Head and Delta Apparel in connection with the foregoing. Without limiting the generality of the foregoing, Delta Woodside shall make or cause to be made all required filings with or applications to Governmental Entities (including under the Securities Act and the Exchange Act) to be made by it, and use its best efforts to (i) obtain all necessary waivers of any Violations and other Consents of all Governmental Entities and other third parties necessary for the parties to consummate the transactions contemplated hereby, (ii) oppose, lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated hereby, and (iii) fulfill all conditions to this Distribution Agreement.

     (b) Delta Woodside shall promptly provide Duck Head and Delta Apparel copies of (i) all filings made by Delta Woodside with any Governmental Entity in connection with this Distribution Agreement and the transactions contemplated hereby, and (ii) any inquiry or request for information (including notice of any oral request for information), pleading, order or other document Delta Woodside receives from any Governmental Entity with respect to the matters referred to in this Section 9.4.

     9.5 Notice of Breaches.  Delta  Woodside  shall give prompt  notice to Duck
         ------------------
Head and Delta Apparel of (i) any representation or warranty made by it contained in this Distribution Agreement that has become untrue or inaccurate in any material respect, or (ii) the failure by it to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Distribution Agreement; provided, however, that such notification shall not excuse or otherwise affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Distribution Agreement.

     9.6  Acquisition  Proposals  Respecting  the Duck  Head  Group or the Delta
          ----------------------------------------------------------------------
Apparel  Group.  The parties  agree that,  prior to the  Effective  Time,  Delta
--------------
Woodside, its Subsidiaries and their respective Representatives (including, without limitation, any investment banker, attorney or accountant retained by Delta Woodside or any of its Subsidiaries) may initiate, continue, solicit and encourage, directly or indirectly, any inquiries and the making of any proposal or offer to Delta Woodside and/or any of its Subsidiaries, and engage in any negotiations concerning, and provide any confidential information or data to, and have any discussions with, any Person, with respect to a merger, consolidation or similar transaction involving, or any sale of all or any significant portion of the assets or any equity securities of, the Delta
Woodside Group, the Duck Head Group or the Delta Apparel Group, singly or together (any such proposal or offer being hereinafter referred to as an "Permitted Acquisition Proposal"), and otherwise knowingly facilitate any effort or attempt to make or implement a Permitted Acquisition Proposal and enter into any agreement or understanding with any other Person with the intent to effect any Permitted Acquisition Proposal. Delta Woodside will notify Duck Head and Delta Apparel of any written Permitted Acquisition Proposals or oral Permitted Acquisition Proposals made to the Chief Executive Officer of Delta Woodside. Following receipt of a Permitted Acquisition Proposal, Delta Woodside's Board of Directors may elect to terminate this Distribution Agreement as provided in
Section 13.1 or to modify the terms of the  Distribution  and this  Distribution
Agreement to permit consummation of the Permitted Acquisition Proposal and thereby to delete from the Distribution shares of Duck Head Common Stock or shares of Delta Apparel Common Stock. If Duck Head and Delta Apparel consent to such modification, the parties shall amend this Distribution Agreement accordingly, and shall (if still practicable), subject to the other provisions of this Distribution Agreement, as so modified, use their respective best efforts to cause the Distribution to be consummated.

     9.7  Completion  of  Financing.  No later than the  Effective  Time,  Delta
          -------------------------
Woodside or one or more of its Subsidiaries (other than the Duck Head Group and the Delta Apparel Group) shall have incurred or repaid such indebtedness and entered into such credit facilities or amendments to credit facilities, if any, as shall be necessary for Delta Woodside to be able to consummate the transactions contemplated by this Distribution Agreement (the "New Delta Woodside Financing").

     9.8 Other  Securities  Law Actions.  Delta  Woodside shall prepare and file
         ------------------------------
with the SEC and cause to become effective any registration statements or amendments thereto that are necessary or appropriate to reflect the establishment of or amendments to any employee benefit and other plans of the Delta Woodside Group contemplated by this Distribution Agreement. Delta Woodside shall take all actions as may be necessary or appropriate under the securities or blue sky laws of states or other political subdivisions of the United States in connection with the transactions contemplated by this Distribution Agreement.

     9.9 Delta Woodside Group  Liabilities.  Except as specifically set forth in
         ---------------------------------
any of the Distribution Documents, from and after the Effective Time, Delta Woodside shall, and shall use its reasonable best efforts to cause its Subsidiaries to, pay, perform and discharge in due course all of the Delta Woodside Group Liabilities for which such entity is liable


                                   ARTICLE 10

                       ADDITIONAL AGREEMENTS OF DUCK HEAD

     10.1  Access to  Information.  From the date hereof  through the  Effective
           ----------------------
Time, Duck Head and its Subsidiaries shall afford to Delta Woodside and Delta Apparel and their respective accountants, counsel and other representatives full and reasonable access (subject, however, to existing confidentiality and similar non-disclosure obligations and the preservation of attorney/client and work product privileges) during normal business hours (and at such other times as the parties may mutually agree) to its properties, books, contracts, commitments, records and personnel and, during such period, shall furnish promptly to Delta Woodside and Delta Apparel (i) a copy of each report, schedule and other document filed or received by it pursuant to the requirements of federal securities laws, and (ii) all other information concerning its business, properties and personnel as Delta Woodside or Delta Apparel may reasonably request.

     10.2 Preparation of Duck Head Form 10 and Duck Head Information  Statement.
          ---------------------------------------------------------------------
To the extent not already accomplished, Duck Head will, as soon as practicable following the date of this Distribution Agreement, prepare and file the Duck Head Form 10 and a preliminary Duck Head

Information Statement with the SEC and will use all reasonable efforts to respond to any comments of the SEC or its staff and to cause the Duck Head Form 10 to be declared effective by the SEC and the Duck Head Information Statement to be mailed to the Delta Woodside Stockholders as promptly as practicable after responding to all such comments to the satisfaction of the SEC or its staff. Duck Head will provide Delta Woodside and Delta Apparel with a copy of the Duck Head Form 10 and the preliminary Duck Head Information Statement and all modifications thereto prior to filing or delivery to the SEC and will consult with Delta Woodside and Delta Apparel in connection therewith. Duck Head will notify Delta Woodside and Delta Apparel promptly of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to the Duck Head Form 10 or the Duck Head Information Statement or for additional information and will supply Delta Woodside and Delta Apparel with copies of all correspondence between Duck Head or any of its Representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the Duck Head Form 10, the Duck Head Information Statement or the Distribution. Duck Head will cooperate and furnish promptly all information requested by Delta Woodside or Delta Apparel or otherwise required for inclusion in any Delta Woodside Disclosure Document or the Delta Apparel Form 10 or the Delta Apparel Information Statement, as the case may be. If at any time prior to the Effective Time there shall occur any event that should be set forth in an amendment or supplement to the Duck Head Form 10 or the Duck Head Information Statement, Duck Head will promptly, as appropriate, file with the SEC or prepare and mail to the Delta Woodside Stockholders such an amendment or supplement. If at any time prior to the Effective Time any event or circumstance relating to Duck Head, or its officers or directors, should be discovered by Duck Head that should be set forth in an amendment or a supplement to any Delta Woodside Disclosure Document or the Delta Apparel Form 10 or the Delta Apparel Information Statement, Duck Head shall promptly inform Delta Woodside or Delta Apparel (as the case may be) thereof and take appropriate action in respect thereof.

     10.3 Public  Announcements.  So long as this  Distribution  Agreement is in
          ---------------------
effect, Duck Head agrees to use its reasonable efforts to consult with Delta Woodside and Delta Apparel before issuing any press release or otherwise making any public statement with respect to the transactions contemplated by this Distribution Agreement. Prior to the Effective Time, Duck Head shall not issue any press release or otherwise make any public statement without the consent of Delta Woodside.

     10.4  Efforts;  Consents.  (a) Subject to the terms and  conditions  herein
           ------------------
provided, Duck Head agrees to use its best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Distribution Agreement and the Distribution and to cooperate with Delta Woodside and Delta Apparel in connection with the foregoing. Without limiting the generality of the foregoing, Duck Head shall make or cause to be made all required filings with or applications to Governmental Entities (including under the Securities Act and the Exchange Act) to be made by it, and use its best efforts to (i) obtain all necessary waivers of any Violations and other Consents of all Governmental Entities and other third parties, necessary for the parties to consummate the transactions contemplated hereby, (ii) oppose, lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated hereby, and (iii) fulfill all conditions to this Distribution Agreement.

     (b) Duck Head shall promptly provide Delta Woodside and Delta Apparel copies of (i) all filings made by Duck Head with any Governmental Entity in connection with this Distribution Agreement and the transactions contemplated hereby, and (ii) any inquiry or request for information (including notice of any oral request for information), pleading, order or other document Duck Head receives from any Governmental Entity with respect to the matters referred to in this Section 10.4.

     10.5  Notice of  Breaches.  Duck Head  shall  give  prompt  notice to Delta
           -------------------
Woodside and Delta Apparel of (i) any representation or warranty made by it contained in this Distribution Agreement that has become untrue or inaccurate in any material respect, or (ii) the failure by it to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Distribution Agreement; provided, however, that such notification shall not excuse or otherwise affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Distribution Agreement.

     10.6 Effectuation of Intercompany  Reorganization  and Duck Head Financing.
          ---------------------------------------------------------------------
Duck Head shall perform all actions necessary or appropriate, and within its power, to accomplish the Intercompany Reorganization, as contemplated by Section 2.1, and the Duck Head Financing, as contemplated by Section 2.2.

     10.7 [AMEX] Listing.  As promptly as practicable,  Duck Head shall prepare,
          --------------
file and pursue an application to permit the listing of the Duck Head Common Stock on the [AMEX], and such listing shall be completed by the Effective Time.

     10.8 Other  Securities  Law Actions.  Duck Head shall prepare and file with
          ------------------------------
the SEC and cause to become effective any registration statements or amendments thereto that are necessary or appropriate to reflect the establishment of or amendments to any employee benefit and other plans of the Duck Head Group contemplated by this Distribution Agreement. Duck Head shall take all actions as may be necessary or appropriate under the securities or blue sky laws of states or other political subdivisions of the United States in connection with the transactions contemplated by this Distribution Agreement.

     10.9  Duck  Head  Common  Stock.   Duck  Head  agrees  to  provide  to  the
           -------------------------
Distribution Agent all certificates for shares of Duck Head Common Stock that shall be required in order to consummate the transactions contemplated by this Distribution Agreement.

     10.10 Duck Head Group Liabilities.  Except as specifically set forth in any
           ---------------------------
of the Distribution Documents, from and after the Effective Time, Duck Head shall, and shall use its reasonable best efforts to cause its Subsidiaries to, pay, perform and discharge in due course all of the Duck Head Group Liabilities for which such entity is liable

                                   ARTICLE 11

                     ADDITIONAL AGREEMENTS OF DELTA APPAREL

     11.1  Access to  Information.  From the date hereof  through the  Effective
           ----------------------
Time, Delta Apparel and its Subsidiaries shall afford to Delta Woodside and Duck Head and their respective accountants, counsel and other representatives full and reasonable access (subject, however, to existing confidentiality and similar non-disclosure obligations and the preservation of attorney/client and work product privileges) during normal business hours (and at such other times as the parties may mutually agree) to its properties, books, contracts, commitments, records and personnel and, during such period, shall furnish promptly to Delta Woodside and Duck Head (i) a copy of each report, schedule and other document filed or received by it pursuant to the requirements of federal securities laws, and (ii) all other information concerning its business, properties and personnel as Delta Woodside or Duck Head may reasonably request.

     11.2  Preparation  of Delta Apparel Form 10 and Delta  Apparel  Information
--------------------------------------------------------------------------------
Statement.  To the extent not already accomplished,  Delta Apparel will, as soon
---------
as practicable following the date of this Distribution Agreement, prepare and file the Delta Apparel Form 10 and a preliminary Delta Apparel Information Statement with the SEC and will use all reasonable efforts to respond to any comments of the SEC or its staff and to cause the Delta Apparel Form 10 to be declared effective by the SEC and the Delta Apparel Information Statement to be mailed to the Delta Woodside Stockholders as promptly as practicable after responding to all such comments to the satisfaction of the SEC or its staff. Delta Apparel will provide Delta Woodside and Duck Head with a copy of the Delta Apparel Form 10 and the preliminary Delta Apparel Information Statement and all modifications thereto prior to filing or delivery to the SEC and will consult with Delta Woodside and Duck Head in connection therewith. Delta Apparel will notify Delta Woodside and Duck Head promptly of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to the Delta Apparel Form 10 or the Delta Apparel Information Statement or for additional information and will supply Delta Woodside and Duck Head with copies of all correspondence between Delta Apparel or any of its Representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the Delta Apparel Form 10, the Delta Apparel Information Statement or the Distribution. Delta Apparel will cooperate and furnish promptly all information requested by Delta Woodside or Duck Head or otherwise required for inclusion in any Delta Woodside Disclosure Document or the Duck Head Form 10 or the Duck Head Information Statement, as the case may be. If at any time prior to the Effective Time there shall occur any event that should be set forth in an amendment or supplement to the Delta Apparel Form 10 or the Delta Apparel Information Statement, Delta Apparel will promptly, as appropriate, file with the SEC or prepare and mail to the Delta Woodside Stockholders such an amendment or supplement. If at any time prior to the Effective Time any event or circumstance relating to Delta Apparel, or its officers or directors, should be discovered by Delta Apparel that should be set forth in an amendment or a supplement to any Delta Woodside Disclosure Document or the Duck Head Form 10 or the Duck Head Information Statement, Delta Apparel shall promptly inform Delta Woodside or Duck

Head (as the case may be) thereof and take appropriate action in respect thereof.

     11.3 Public  Announcements.  So long as this  Distribution  Agreement is in
          ---------------------
effect, Delta Apparel agrees to use its reasonable efforts to consult with Delta Woodside and Duck Head before issuing any press release or otherwise making any public statement with respect to the transactions contemplated by this Distribution Agreement. Prior to the Effective Time, Delta Apparel shall not issue any press release or otherwise make any public statement without the consent of Delta Woodside.

     11.4  Efforts;  Consents.  (a) Subject to the terms and  conditions  herein
           ------------------
provided, Delta Apparel agrees to use its best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Distribution Agreement and the Distribution and to cooperate with Delta Woodside and Duck Head in connection with the foregoing. Without limiting the generality of the foregoing, Delta Apparel shall make or cause to be made all required filings with or applications to Governmental Entities (including under the Securities Act and the Exchange Act) to be made by it, and use its best efforts to (i) obtain all necessary waivers of any Violations and other Consents of all Governmental Entities and other third parties, necessary for the parties to consummate the transactions contemplated hereby, (ii) oppose, lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated hereby, and (iii) fulfill all conditions to this Distribution Agreement.

     (b) Delta Apparel shall promptly provide Delta Woodside and Duck Head copies of (i) all filings made by Delta Apparel with any Governmental Entity in connection with this Distribution Agreement and the transactions contemplated hereby, and (ii) any inquiry or request for information (including notice of any oral request for information), pleading, order or other document Delta Apparel receives from any Governmental Entity with respect to the matters referred to in this Section 11.4.

     11.5 Notice of Breaches.  Delta  Apparel  shall give prompt notice to Delta
          ------------------
Woodside and Duck Head of (i) any representation or warranty made by it contained in this Distribution Agreement that has become untrue or inaccurate in any material respect, or (ii) the failure by it to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Distribution Agreement; provided, however, that such notification shall not excuse or otherwise affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Distribution Agreement.

     11.6  Effectuation  of  Intercompany   Reorganization   and  Delta  Apparel
--------------------------------------------------------------------------------
Financing. Delta Apparel shall perform all actions necessary or appropriate, and
---------
within its power, to accomplish the Intercompany Reorganization, as contemplated by Section 2.1, and the Delta Apparel Financing, as contemplated by Section 2.2.

     11.7 [AMEX]  Listing.  As  promptly as  practicable,  Delta  Apparel  shall
          ---------------
prepare, file and pursue an application to permit the listing of the Delta Apparel Common Stock on the [AMEX], and such listing shall be completed by the Effective Time.

     11.8 Other  Securities  Law Actions.  Delta  Apparel shall prepare and file
          ------------------------------
with the SEC and cause to become effective any registration statements or amendments thereto that are necessary or appropriate to reflect the establishment of or amendments to any employee benefit and other plans of the Delta Apparel Group contemplated by this Distribution Agreement. Delta Apparel shall take all actions as may be necessary or appropriate under the securities or blue sky laws of states or other political subdivisions of the United States in connection with the transactions contemplated by this Distribution Agreement.

     11.9 Delta  Apparel  Common Stock.  Delta Apparel  agrees to provide to the
          ----------------------------
Distribution Agent all certificates for shares of Delta Apparel Common Stock that shall be required in order to consummate the transactions contemplated by this Distribution Agreement.

     11.10 Delta Apparel Group Liabilities.  Except as specifically set forth in
           -------------------------------
any of the Distribution Documents, from and after the Effective Time, Delta Apparel shall, and shall use its reasonable best efforts to cause its Subsidiaries to, pay, perform and discharge in due course all of the Delta Apparel Group Liabilities for which such entity is liable



                                   ARTICLE 12

                              ACCESS TO INFORMATION

     12.1  Provision  of  Corporate  Records.  Immediately  before or as soon as
           ---------------------------------
practicable after the Effective Time, each Group shall provide to the applicable other Group all documents, contracts, books, records and data (including, but not limited to, minute books, stock registers, stock certificates, documents of title and documents in electronic format) in its possession relating primarily to the other Group or its business and affairs; provided that if any of those documents, contracts, books, records or data relate to more than one Group or the businesses and operations of more than one Group, each Group shall provide to the other applicable Group when and if requested true and complete copies (including, if requested, versions of these documents in electronic format) of those documents, contracts, books, records or data.

     12.2 Access to  Information.  After the  Effective  Time,  each Group shall
          ----------------------
promptly provide reasonable access during normal business hours to each of the other Groups and its Representatives to all documents, contracts, books, records, Defense Materials, computer data and other data in that Group's possession relating to the other applicable Group or its business and affairs (other than data and information subject to an attorney/client or other privilege that is not subject to the provisions of any joint defense arrangement between the relevant member or members of one Group and the relevant member or members of another Group), to the extent that such access is reasonably requested by the other Group, including, but not limited to, for audit, accounting, litigation, disclosure and reporting purposes.

     12.3  Future  Litigation  and Other  Proceedings.  Each Group shall use all
           ------------------------------------------
commercially reasonable efforts to make its directors, officers, employees and representatives available as witnesses to another Group and its accountants, counsel and other designated representatives, upon reasonable written request. Additionally, each Group shall otherwise cooperate with the other Groups, to the extent reasonably required in connection with any Action arising out of any Group's business and operations in which the requesting party may be involved.

     12.4  Reimbursement.  Except and to the extent that any member of one Group
           -------------
is obligated to indemnify any member of the other Group under Article 14 for that cost or expense, each Group providing information or witnesses to the other Group, or otherwise incurring any expense in connection with cooperating, under this Agreement shall be entitled to receive from the recipient thereof, upon the presentation of invoices therefor, payment for all reasonable out-of-pocket costs and expenses as may reasonably be incurred in providing such information, witnesses or cooperation.

     12.5 Retention of Records. Except as otherwise required by law or agreed to
          --------------------
in writing, each party shall retain, and shall cause the members of its Group to retain, all information relating to any other Group's business and operations in accordance with the past practice of that party. Notwithstanding the foregoing, any party may destroy or otherwise dispose of any of that information at any time, provided that, for a period of six years after the Effective Time, before destruction or disposal of information that such party consciously knows relates to any other Group's business and operations, (i) that party shall use its best efforts to provide not less than 90 days' prior written notice to the other party, specifying the information proposed to be destroyed or disposed of, and
(ii) if the recipient of that notice shall request in writing before the scheduled date for destruction or disposal that any of the information proposed to be destroyed or disposed of be delivered to that requesting party, the party proposing the destruction or disposal shall promptly deliver to that requesting party, at the expense of the requesting party, the information that was requested.

     12.6   Confidentiality.   Each  party   shall  hold  and  shall  cause  its
            ---------------
Representatives  to hold in strict  confidence all  information  (other than any information relating primarily to the business or affairs of that party) concerning another party (or the Group of which it forms a part) unless and to the extent that (i) that party is compelled to disclose that information by judicial or administrative process or, in the opinion of its counsel, by other requirements of law or (ii) that information can be shown to have been (A) in the public domain through no fault of that party, (B) lawfully acquired after the Effective Time on a non-confidential basis or (C) acquired or developed independently by that party after the Effective Time without violating this
Section  12.6 or any  other  confidentiality  agreement  with the  other  party.
Notwithstanding the foregoing, a party may disclose that information to its Representatives so long as those Representatives are informed by that party of the confidential nature of that information and are directed by that party to treat that information confidentially. Each party shall be responsible for any breach of such direction or of this Section by any of its Representatives. If a party or any of its Representatives becomes legally compelled to disclose any documents or information subject to this Section 12.6, that party shall promptly notify the other party so that the other party may seek a protective order or other remedy or waive that party's compliance with this Section 12.6. If no such protective order or other remedy is obtained or waiver granted, that party will furnish only the portion of the information that it is advised by counsel is legally required and will exercise all commercially reasonable efforts to obtain reliable assurance that confidential treatment will be accorded that information. Without prejudice to the rights and remedies of any party to this Distribution Agreement, if any party breaches or threatens to breach any provision of this Section 12.6, the affected party shall be entitled to equitable relief by way of an injunction without the requirement for the posting of bond.

     12.7 Inapplicability of Article to Tax Matters. Notwithstanding anything to
          -----------------------------------------
the contrary in this Article 12, this Article 12 shall not apply to information, records and other matters relating to Taxes, all of which shall be governed by the Tax Sharing Agreement.


                                   ARTICLE 13

                        TERMINATION, AMENDMENT AND WAIVER

     13.1 Termination. This Distribution Agreement may be terminated at any time
          -----------
prior to the Effective Time by Delta Woodside for any reason.

     13.2  Effect  of   Termination.   In  the  event  of  termination  of  this
           ------------------------
Distribution  Agreement by Delta  Woodside,  as provided in Section  13.1,  this
Distribution Agreement shall forthwith become void and there shall be no liability hereunder on the part of any of Delta Woodside, Duck Head or Delta Apparel or their respective officers or directors; provided that Sections 13.2 and 15.11 shall survive the termination.

     13.3 Amendment.  This Distribution  Agreement may be amended by the parties
          ---------
hereto at any time. This Distribution Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     13.4 Waiver.  At any time prior to the Effective  Time,  the parties hereto
          ------
may, to the extent permitted by applicable law, (i) extend the time for the performance of any of the obligations or other acts of any other party hereto,
(ii) waive any inaccuracies in the representations and warranties by any other party contained herein or in any documents delivered by any other party pursuant hereto and (iii) waive compliance with any of the agreements of any other party or with any conditions to its own obligations contained herein. Any agreement on the part of a party hereto to any such extension or to any waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. No delay on the part of any party hereto in exercising any right, power or privilege hereunder will operate as a waiver thereof, nor will any waiver on the part of any party hereto of any right, power or privilege hereunder operate as a waiver of any other right, power or privilege hereunder, nor will any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder. Unless otherwise provided, the rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that the parties may otherwise have at law or in equity.


                                   ARTICLE 14

                                 INDEMNIFICATION

     14.1 Indemnification by Delta Woodside.  From and after the Effective Time,
          ---------------------------------
Delta Woodside shall indemnify and hold harmless, to the full extent permitted by law, each member of the Duck Head Group and each member of the Delta Apparel Group, and each present and former director, officer, employee and agent of any member of the Duck Head Group and/or the Delta Apparel Group, against any and all liabilities and expenses, including reasonable attorneys' fees, fines, losses, claims, damages, liabilities, costs, expenses, judgments and amounts paid in settlement (collectively, "Damages"), incurred or suffered by such member of the Duck Head Group or member of the Delta Apparel Group, or such director, officer, employee or agent, as the case may be, whether or not in connection with any threatened, pending or completed Action (and whether asserted or commenced prior to or after the Effective Time), and Delta Woodside shall advance expenses to each such indemnified Person, arising out of or pertaining to:

          (a) any breach of the representations and warranties made by Delta Woodside in Article 4 (which representations and warranties shall not expire for purposes of this Article 14, notwithstanding any other provision of this Distribution Agreement to the contrary);

          (b) the breach by any member of the Delta Woodside Group of any obligation under (i) this Distribution Agreement or (ii) any of the other Distribution Documents, other than the Tax Sharing Agreement;

          (c) any and all Delta Woodside Group Liabilities; or

          (d) any untrue statement or alleged untrue statement of a material fact contained in any Delta Woodside Disclosure Document, or any omission or alleged omission to state therein a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except insofar as those Damages are caused by any such untrue statement or omission or alleged untrue statement or omission that was based upon information furnished to Delta Woodside by any member of the Duck Head Group or any member of the Delta Apparel Group expressly for use therein.

     14.2  Indemnification by Duck Head. From and after the Effective Time, Duck
           ----------------------------
Head shall indemnify and hold harmless, to the full extent permitted by law, each member of the Delta

Woodside Group and each member of the Delta Apparel Group, and each present and former director, officer, employee and agent of any member of the Delta Woodside Group and/or the Delta Apparel Group, against any and all Damages incurred or suffered by such member of the Delta Woodside Group or member of the Delta Apparel Group, or such director, officer, employee or agent, as the case may be, whether or not in connection with any threatened, pending or completed Action (and whether asserted or commenced prior to or after the Effective Time), and Duck Head shall advance expenses to each such indemnified Person, arising out of or pertaining to:

          (a) any breach of the representations and warranties made by Duck Head in Article 5 (which representations and warranties shall not expire for purposes of this Article 14, notwithstanding any other provision of this Distribution Agreement to the contrary);

          (b) the breach by any member of the Duck Head Group of any obligation under (i) this Distribution Agreement or (ii) any of the other Distribution Documents, other than the Tax Sharing Agreement;

          (c) any and all Duck Head Group Liabilities; or

          (d) any untrue statement or alleged untrue statement of a material fact contained in any Duck Head Disclosure Document, or any omission or alleged omission to state therein a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except insofar as those Damages are caused by any such untrue statement or omission or alleged untrue statement or omission that was based upon information furnished to Duck Head by any member of the Delta Woodside Group or any member of the Delta Apparel Group expressly for use therein.

     14.3  Indemnification by Delta Apparel.  From and after the Effective Time,
           --------------------------------
Delta Apparel shall indemnify and hold harmless, to the full extent permitted by law, each member of the Delta Woodside Group and each member of the Duck Head Group, and each present and former director, officer, employee and agent of any member of the Delta Woodside Group and/or the Duck Head Group, against any and all Damages incurred or suffered by such member of the Delta Woodside Group or member of the Duck Head Group, or such director, officer, employee or agent, as the case may be, whether or not in connection with any threatened, pending or completed Action (and whether asserted or commenced prior to or after the Effective Time), and Delta Apparel shall advance expenses to each such indemnified Person, arising out of or pertaining to:

          (a) any breach of the representations and warranties made by Delta Apparel in Article 6 (which representations and warranties shall not expire for purposes of this Article 14, notwithstanding any other provision of this Distribution Agreement to the contrary);

          (b) the breach by any member of the Delta Apparel Group of any obligation under (i) this Distribution Agreement or (ii) any of the other Distribution Documents, other than the Tax Sharing Agreement;

          (c) any and all Delta Apparel Group Liabilities; or

          (d) any untrue statement or alleged untrue statement of a material fact contained in any Delta Apparel Disclosure Document, or any omission or alleged omission to state therein a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except insofar as those Damages are caused by any such untrue statement or omission or alleged untrue statement or omission that was based upon information furnished to Delta Apparel by any member of the Delta Woodside Group or any member of the Duck Head Group expressly for use therein.

     14.4 Third-Party Rights; Insurance Proceeds; Tax Benefits; Mitigation.
          ----------------------------------------------------------------

     (a) No insurer or any other third party shall be (i) entitled by reason of this Article 14 to a benefit (as a third-party beneficiary or otherwise) that it would not be entitled to receive in the absence of Section 14.1, 14.2 or 14.3,
(ii) relieved by reason of this Article 14 of the responsibility to pay any claim to which it is obligated or (iii) entitled to any subrogation right with respect to any obligation under Section 14.1, 14.2 or 14.3.

     (b) The amount that any indemnifying party is or may be required to pay to any indemnified Person pursuant to this Article 14 (i) shall be reduced
(including retroactively) by (A) any insurance proceeds or other amounts actually recovered by or on behalf of such indemnified Person in reduction of the related Damages and (B) any Tax benefits realized or realizable by such indemnified Person based on the present value thereof by reason of such loss and
(ii) shall be increased by any Tax liability incurred by such indemnified Person based on such indemnity payment. If an indemnified Person shall have received the payment required by this Distribution Agreement from an indemnifying party in respect of Damages and shall subsequently actually receive insurance proceeds, Tax benefits or other amounts in respect of such Damages as specified above, then such indemnified Person shall pay to such indemnifying party a sum equal to the amount of such insurance proceeds, Tax benefits or other amounts actually received. The indemnified Person shall take all reasonable steps to mitigate all Damages, including availing itself of any defenses, limitations, rights of contribution, claims against third parties and other rights at law (it being understood that any reasonable out-of-pocket costs paid to third parties in connection with such mitigation shall constitute Damages), and shall provide such evidence and documentation of the nature and extent of any Damages as may be reasonably requested by the indemnifying party.

     (c) In addition to any adjustments required pursuant to paragraph (b) above, if the amount of any Damages shall, at any time subsequent to the payment required by this Distribution Agreement, be reduced by recovery, settlement or otherwise, the amount of such reduction, less any expenses incurred in connection therewith, shall promptly be repaid by the indemnified Person to the indemnifying party.

     14.5 Indemnification Procedures.
          --------------------------

     (a) In the event of any Action (whether asserted or commenced prior to or after the Effective Time) as to which indemnification will be sought pursuant to
Section 14.1, 14.2 or 14.3, the indemnifying party shall be entitled to participate in and, to the extent that it may wish, to assume the defense thereof with counsel selected by the indemnifying party and reasonably acceptable to the indemnified Person; provided that the indemnified Person shall have the right to participate in those proceedings and to be represented by counsel of its own choosing at the indemnified Person's sole cost and expense; provided, however, that, if any indemnified Person (or group of indemnified Persons) reasonably believes that, as a result of an actual or potential conflict of interest, it is advisable for such indemnified Person (or group of indemnified Persons) to be represented by separate counsel or if the indemnifying party shall fail to assume responsibility for such defense, such indemnified Person (or group of indemnified Persons) will act in good faith with respect to such Action and may retain counsel satisfactory to such indemnified Person (or group of indemnified Persons) who will represent such indemnified Person or Persons, and the indemnifying party shall pay all reasonable fees and expenses of such counsel promptly as statements therefor are received. The indemnified Persons and the indemnifying party shall use their respective best efforts to assist in the vigorous defense of any such matter. The indemnifying party shall not be liable for any settlement effected without its written consent, which consent shall not be unreasonably withheld. The indemnifying party may settle or compromise the Action without the prior written consent of the indemnified Person so long as any settlement or compromise of the Action includes an unconditional release of the indemnified Person from all claims that are the subject of that Action, provided, however, that the indemnifying party may not agree to any such settlement or compromise that includes any remedy or relief (other than monetary damages for which the indemnifying party shall be responsible under this Article) applying to or against the indemnified Person, without the prior written consent of the indemnified Person (which consent shall not be unreasonably withheld). Notwithstanding the other provisions of this Article, the indemnifying party shall have no obligation under this Article to any indemnified Person when and if a court of competent jurisdiction shall ultimately determine, in a decision constituting a final determination, that such indemnified Person is not entitled to indemnification hereunder.

     (b) Any indemnified Person wishing to claim indemnification under this Article, upon learning of any such Action, shall promptly notify the indemnifying party thereof in writing and shall deliver to the indemnifying party an undertaking to repay any amounts advanced pursuant to this Article when and if a court of competent jurisdiction shall ultimately determine, in a decision constituting a final determination, that such indemnified Person is not entitled to indemnification hereunder. The failure of the indemnified Person to give notice as provided in this paragraph (b) or paragraph (f) below shall not relieve the indemnifying party of its obligations under this Article, except to the extent that the indemnifying party is prejudiced by the failure to give notice. The indemnified Persons may as a group retain only one law firm pursuant to the preceding paragraph (a) to represent them at the expense of the indemnifying party with respect to any such matter unless there is, under applicable standards of professional conduct, a conflict on any significant issue between the positions of any two or more indemnified Persons in which case the indemnified Persons may retain, at the expense of the indemnifying party, such number of additional counsel as are reasonably necessary to eliminate all such conflicts.

     (c) This Article shall survive the Effective Time and the Distribution, is intended to benefit each indemnified Person and their respective successors, heirs, personal representatives and assigns (each of whom shall be entitled to enforce this Article), and shall be binding on all successors and assigns of the indemnifying party.

     (d) In the event any indemnifying party or any of its successors or assigns
(i) consolidates with or merges into any other entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers all or substantially all of its assets to any entity, then, and in each such case, proper provision shall be made so that the successors and assigns of the indemnifying party assume the obligations of the indemnifying party set forth in this Article.

     (e) Each of the parties hereto agrees vigorously to defend against any Action in which such party is named as a defendant and that seeks to enjoin, restrain or prohibit the transactions contemplated hereby or seeks damages with respect to such transactions.

     (f) If any indemnified Person determines that it is or may be entitled to indemnification by any party under this Article 14 (other than in connection with any Action), the indemnified Person shall promptly deliver to the indemnifying party a written notice specifying, to the extent reasonably practicable, the basis for the indemnified Person's claim for indemnification and the amount for which the indemnified Person reasonably believes it is entitled to be indemnified.

     (g) In the event of payment by an indemnifying party to any indemnified Person in connection with any claim, such indemnifying party shall be subrogated to and shall stand in the place of such indemnified Person as to any events, circumstances or Persons in respect of which such indemnified Person may have any right or claim relating to such claim. Such indemnified Person shall cooperate with such indemnifying party in a reasonable manner, and at the cost and expense of such indemnifying party, in prosecuting any subrogated right or claim.

     (h) The remedies provided in this Article 14 shall be cumulative and shall not preclude assertion by any indemnified Person of any other rights or the seeking of any and all other remedies against any indemnifying party.

     14.6 Contribution.  If for any reason the  indemnification  provided for in
          ------------
Section 14.1, 14.2 or 14.3 is unavailable to any indemnified Person, or insufficient to hold the indemnified Person harmless, then the indemnifying party shall contribute to the amount paid or payable by that indemnified Person as a result of those Damages in that proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and of the indemnified Person, on the other hand, respecting those Damages, which relative fault shall be determined by reference to the Business and Group to which the relevant actions, conduct, statements or omissions are primarily related, as well as any other relevant equitable considerations.

                                   ARTICLE 15

                               GENERAL PROVISIONS

     15.1 Intercompany Accounts. Except for any amounts owed by Delta Apparel to
          ---------------------
the Delta Woodside Group for yarn sold by the Delta Woodside Group to Delta Apparel, which amounts shall be paid in the ordinary course of business, and except as otherwise provided in this Distribution Agreement (including without limitation Article 2) or any of the other Distribution Documents, all intercompany receivable, payable and loan balances existing as of the Effective Time between any member of any Group and any member of any other Group will be deemed to have been paid in full by the party or parties owing any such obligation on and as of the Effective Time.

     15.2  Existing  Arrangements.  Except for the  Distribution  Documents  and
           ----------------------
except as otherwise contemplated by any Distribution Document, all prior executory agreements and arrangements, including those relating to goods, rights or services provided or licensed, between any member(s) of any Group and any member(s) of any other Group shall be terminated effective as of the Effective Time, if not previously terminated. No such agreements or arrangements shall be in effect after the Effective Time unless embodied in the Distribution Documents.

     15.3  Intellectual  Property  Rights and Licenses.  No Group shall have any
           -------------------------------------------
right or license in or to any technology, software, intellectual property (including, without limitation, any trademark, service mark, patent or copyright), know-how or other proprietary right owned, licensed or used by any other Group.

     15.4  Further   Assurances  and  Consents.   In  addition  to  the  actions
           -----------------------------------
specifically provided for elsewhere in this Distribution Agreement and the other Distribution Documents, each of the parties to this Distribution Agreement shall use all commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things, reasonably necessary, proper or advisable under applicable laws, regulations and agreements or otherwise to consummate and make effective the transactions contemplated by this Distribution Agreement and the other Distribution Documents, including, but not limited to, using all commercially reasonable efforts to obtain any Consents and approvals and to make any filings and applications necessary or desirable in order to consummate the transactions contemplated by this Distribution Agreement and the other Distribution Documents; provided that no party to this Distribution Agreement shall be obligated to pay any consideration for any consent or approval (except for filing fees and other similar charges) to any third party from whom a consent or approval is requested or to take any action or omit to take any action if the taking of or the omission to take that action would be unreasonably burdensome to that party, its Group or its Group's business.

     15.5 Notices.  All notices or other  communications under this Distribution
          -------
Agreement shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by telecopy (with confirmation of receipt), or by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

     If to Delta Woodside:

        Delta Woodside Industries, Inc.
        233 North Main Street
        Greenville, South Carolina 29601
        Attention: President
        Telecopy No.: (864) 232-6164

    If to Duck Head:

        Duck Head Apparel Company, Inc.
        1020 Barrow Industrial Parkway
        P.O. Box 688
        Winder, Georgia 30680
        Attention: President
        Telecopy No.: (770) 867-3111

    If to Delta Apparel:

        Delta Apparel, Inc.
        3355 Breckinridge Blvd.
        Suite 100
        Duluth, Georgia 30096
        Attention: President
        Telecopy No.: (770) 806-6800

or to such other address as any party may have furnished to the other parties in writing in accordance with this Section.

     15.6 Specific Performance. The parties hereto agree that irreparable damage
          --------------------
would  occur  in the  event  that  any of the  provisions  of this  Distribution
Agreement were not performed in accordance with its specific terms or were otherwise breached. Accordingly, each party shall be entitled, without posting any bond, to an injunction or injunctions to prevent breaches of this Distribution Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which it is entitled under this Distribution Agreement, at law or in equity.

     15.7 Entire  Agreement.  This  Distribution  Agreement  (together  with the
          -----------------
Distribution Documents and the other documents and instruments referred to herein) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

     15.8 Assignments; Parties in Interest. Prior to the Effective Time, neither
          --------------------------------
this Distribution Agreement nor any of the rights, interests or obligations hereunder may be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding and succeeding sentences, this Distribution Agreement shall be binding upon and inure solely to the benefit of each of the parties hereto and their respective successors and assigns. Nothing in this Distribution Agreement, express or implied, is intended to or shall confer upon any Person not a party hereto any right, benefit or remedy of any nature whatsoever under or by reason of this Distribution Agreement, including to confer third party beneficiary rights, except as specifically set forth in Article 14 in respect of any indemnified Person and except for the provisions of Section 3.5.

     15.9 Governing Law. This  Distribution  Agreement  shall be governed in all
          -------------
respects by the laws of the State of South Carolina (without giving effect to the provisions thereof relating to conflicts of law).

     15.10 Headings;  Disclosure.  The descriptive  headings herein are inserted
           ---------------------
for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Distribution Agreement. Any disclosure by Delta Woodside, Duck Head or Delta Apparel in any portion of its respective disclosure schedule shall be deemed disclosure in each other portion of such disclosure schedule.

     15.11  Expenses.  Except as specifically  provided  otherwise in any of the
            --------
Distribution Documents, whether or not the Distribution is consummated, all costs and expenses incurred in connection with the preparation, execution and delivery of the Distribution Documents and the consummation of the transactions contemplated hereby and thereby (including, without limitation, (x) the fees and expenses of all counsel, accountants and financial and other advisors of all Groups in connection therewith, and all expenses in connection with preparing, filing and printing the Disclosure Documents and (y) any fees and expenses incurred to repay any indebtedness, but not to incur any indebtedness (which shall be paid by the party incurring such indebtedness)) shall be paid by Delta Woodside, Duck Head and Delta Apparel proportionately in accordance with the respective benefits received by Delta Woodside, Duck Head and Delta Apparel as determined in good faith by the parties; provided that the holders of the Delta Woodside Shares shall pay their own expenses, if any, incurred in connection with the Distribution.

     15.12 Tax Sharing Agreement; Certain Transfer Taxes.
           ---------------------------------------------

     (a) Except to the extent that a provision of this Distribution Agreement expressly indicates otherwise, this Distribution Agreement shall not govern any Tax matters, and any and all Liabilities relating to Taxes shall be governed exclusively by the Tax Sharing Agreement.

     (b) Notwithstanding the Tax Sharing Agreement, all transfer, documentary, sales, use, stamp and registration taxes and fees (including filing fees and any penalties and interest) incurred in connection with any of the transactions described in this Distribution Agreement (including without limitation the Intercompany Reorganization) shall be borne and paid by Delta Woodside, Duck Head and Delta Apparel proportionately in accordance with the respective benefits received by Delta Woodside, Duck Head and Delta Apparel as determined in good faith by the parties. The party or parties that is or are required by applicable law to file any Return (as defined in the Tax Sharing Agreement) or make any payment with respect to any of those taxes shall do so, and the other party or parties shall cooperate with respect to that filing or payment as necessary. The non-paying party or parties shall promptly reimburse the paying party in accordance with this Section 15.12, as appropriate, after it or they receive(s) notice of the payment of those taxes.

     15.13  Jurisdiction.  Any Action  seeking to enforce any  provision  of, or
            ------------
based on any matter arising out of or in connection with, any of the Distribution Documents or any of the transactions contemplated by any of the Distribution Documents shall be brought exclusively in the United States District Court for the District of South Carolina or any South Carolina State court sitting in Greenville County, and each of the parties hereby consents to the exclusive jurisdiction of those courts (and of the appropriate appellate courts therefrom) in any such Action and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such Action in any of those courts or that any such Action that is brought in any of those courts has been brought in an inconvenient forum. Process in any such Action may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on that party as provided in Section 15.5 shall be deemed effective service of process on that party.

     15.14 Counterparts.  This Distribution  Agreement may be executed in two or
           ------------
more counterparts which together shall constitute a single agreement.

     15.15  Severability.  If any  provision of this  Distribution  Agreement is
            ------------
invalid, illegal or incapable of being enforced by any rule of law or public policy, all other provisions of this Distribution Agreement shall nevertheless remain in full force and effect so long as the economics or legal substance of the transactions contemplated hereby are not affected in any manner materially adverse to any party. Upon determination that any term or other provision hereof is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Distribution Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

     IN WITNESS WHEREOF, Delta Woodside, Duck Head and Delta Apparel have caused this Distribution Agreement to be signed by their respective officers thereunto duly authorized all as of the date first written above.


                                    DELTA WOODSIDE INDUSTRIES, INC.

                                    By /s/
                                    ------------------------------------
                                    Title:

                                     DH APPAREL COMPANY, INC.

                                     By /s/
                                     ------------------------------------
                                     Title:

                                     DELTA APPAREL, INC.


                                     By /s/
                                     ------------------------------------
                                     Title: